UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

[x]	Filed by the Registrant
[ ]	Filed by a party other than the Registrant
Check the appropriate box:
[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 240.14a-12
Citizens Financial Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	Fee paid previously with preliminary materials.

[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CITIZENS FINANCIAL SERVICES, INC.
15 South Main Street
Mansfield, Pennsylvania 16933
570-662-2121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 21, 2026

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Citizens Financial Services, Inc. (the “Company”) will be held at First Citizens Community Bank, 11499 Route 6, Wellsboro, Pennsylvania, at 10:00 a.m., local time, on Tuesday, April 21, 2026, for the following purposes:

1.	To elect five Class 3 directors to serve for three-year terms, and until their successors are duly elected and qualified;

2.	To ratify the appointment of S.R. Snodgrass, P.C., Certified Public Accountants, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026;

3.	To approve the Citizens Financial Services, Inc. 2026 Equity Incentive Plan;

4.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Record holders of the Company’s common stock at the close of business on March 2, 2026 are entitled to receive notice of the Annual Meeting and any adjournment or postponement of the meeting.

Instead of mailing a printed copy of our proxy materials, including our 2025 Annual Report to Shareholders, to each shareholder of record, we are providing access to these materials via the Internet.  This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders.

Accordingly, on March 12, 2026, we began mailing the Notice of Internet Availability of Proxy Materials (the “Notice”), or our proxy statement if you previously elected to receive a printed copy of the materials, to all shareholders of record as of March 2, 2026 and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com).  As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials.  The Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

If you previously elected to receive a printed copy of the materials, we have enclosed a copy of our 2025 Annual Report to Shareholders with this Notice and Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Randall E. Black
Chief Executive Officer and President
March 12, 2026
Mansfield, Pennsylvania

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum.  Shareholders of record may submit a proxy by Internet or by requesting a printed copy of the proxy materials and using the enclosed proxy card.  You can also vote in person during the Annual Meeting.  Voting instructions are printed on your proxy card or vote authorization.

_____________________________________________________________________________________________

PROXY STATEMENT
OF
CITIZENS FINANCIAL SERVICES, INC.
_____________________________________________________________________________________________

 This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Citizens Financial Services, Inc., (the “Company”), a Pennsylvania corporation headquartered at 15 South Main Street, Mansfield, Pennsylvania 16933, to be used at the Annual Meeting of Shareholders (the “Annual Meeting”).  The Annual Meeting will be held at First Citizens Community Bank, 11499 Route 6, Wellsboro, Pennsylvania, on Tuesday, April 21, 2026 at 10:00 a.m. local time.  The Proxy Statement, Notice of Internet Availability of Proxy Materials and the proxy card were first made available on March 12, 2026 to shareholders of record as of March 2, 2026.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of the Company’s common stock only if the records of the Company show that you held your shares as of the close of business on March 2, 2026 (the “Record Date”).  As of the close of business on the Record Date, a total of 4,807,219 shares of common stock were outstanding.  Each share of common stock has one vote.

Attending the Meeting

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us by voting via the Internet or by mail (if you request a printed copy of the proxy materials and use the enclosed proxy card) or to vote in person at the meeting.

If you are the beneficial owner of the Company’s common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of your ownership of such stock to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of the Company’s common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum.  The Annual Meeting will be held only if there is a quorum.  A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting.

Votes Required for Proposals.  In voting for the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the Annual Meeting.  The term “plurality” means that the five nominees for Class 3 director receiving the largest number of votes cast will be elected as Class 3 directors.

In voting for the ratification of the appointment of S.R. Snodgrass, P.C., Certified Public Accountants (“S.R. Snodgrass, P.C.”), as our independent registered public accounting firm, on the Citizens Financial Services, Inc. 2026 Equity Incentive Plan, or on the non-binding, advisory vote to approve the compensation of the Company’s named executive officers, you may vote in favor of the proposal, against the proposal or abstain from voting.  Each of these proposals will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting.

How We Count Votes.  If you return valid proxy instructions, vote via the Internet, or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes” and will be counted for purposes of determining the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, abstentions will have no effect on the outcome of this proposal.

In counting votes on the proposal to approve the Citizens Financial Services, Inc. 2026 Equity Incentive Plan, abstentions and broker non-votes will have no effect on outcome of this proposal.

In counting votes on the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, abstentions and broker non-votes will have no effect on the outcome of this proposal.

Voting By Proxy

The Board is making available this Proxy Statement for the purpose of requesting that you allow your shares of the Company’s common stock to be represented at the Annual Meeting by the persons named in the proxy card.  All shares of common stock represented at the Annual Meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card or as indicated when you vote via the Internet.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE:

•	“FOR” THE ELECTION OF THE FIVE CLASS 3 DIRECTORS TO SERVE FOR THREE-YEAR TERMS, AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED;

•	“FOR” RATIFICATION OF S.R. SNODGRASS, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;

•	“FOR” THE APPROVAL OF THE CITIZENS FINANCIAL SERVICES, INC. 2026 EQUITY INCENTIVE PLAN; AND

•	“FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, the persons named on the proxy card will use their own best judgment to determine how to vote your shares.  The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must either advise the Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a signed later-dated proxy, vote on a later date via the Internet, or attend the meeting and vote your shares in person.  Please note all votes cast via the Internet must be cast prior to 11:59 p.m. Eastern Time on April 20, 2026.  Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet.  Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Board currently consists of thirteen members, all of whom are independent under the listing standards of the Nasdaq Stock Market, except for Mr. Black who is Chief Executive Officer and President of the Company and of First Citizens Community Bank (the “Bank”), David Z. Richards, Jr., who is a Senior Executive Vice President of the Bank, and Mr. Mickey L. Jones, who is a former Senior Executive Vice President of the Company and of the Bank, having retired in June 2024.  In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this Proxy Statement under the heading “Transactions with Related Persons,” considering the loans or lines of credit that the Bank has directly or indirectly made to Messrs. Bower, Chappell, Freeman, Graham, Kunes, Landy, Osborne, and Painter.

Board Leadership Structure and Board’s Role in Risk Oversight

The Company’s Corporate Governance Policy gives the Board of Directors the discretion to separate the offices of Chairman of the Board and the Chief Executive Officer and President or to combine them, recognizing that facts and circumstances may make one structure more advisable at any given time.  Currently, the Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer and President enhances Board independence and oversight.  Moreover, the separation of the Chairman of the Board and Chief Executive Officer and President allows the Chief Executive Officer and President to better focus on the responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, R. Joseph Landy serves as Chairman of the Board of Directors while Randall E. Black serves as Chief Executive Officer and President and as Vice Chairman of the Board of Directors.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company.  Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.  The Board periodically meets in executive session without management present.  Topics for discussion may include the evaluation of the Chief Executive Officer and President, management succession planning, strategic planning, and such other matters as they may deem appropriate.  In 2025, the Board held five executive sessions.

Rinaldo DePaola serves as Lead Independent Director for the Company and the Bank Boards of Directors.  This appointment of a Lead Independent Director resulted from the Board’s decision to follow best corporate practices.  In 2025, the independent directors of the Board held two meetings.

Code of Ethics

The Company and the Bank have adopted a Code of Ethics that is designed to ensure that the Company’s and Bank’s directors, executive officers and employees meet the highest standards of ethical conduct.  The Code of Ethics requires that the Company’s and Bank’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s and Bank’s best interest.  Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.  The Code of Ethics is available in the Corporate Governance section of our website (www.firstcitizensbank.com).

Committees of the Board of Directors

The following table identifies the members of our Audit and Examination, Compensation/Human Resource, and Governance and Nominating Committees as of March 2, 2026.  All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market.  Based on the number of independent directors currently serving on the Compensation/Human Resource Committee and Governance and Nominating Committee, the Company believes that the functions of these committees are sufficiently performed by the current members.  The Board’s Audit and Examination, Compensation/Human Resource, and Governance and Nominating Committees each operate under a separate written charter that is approved by the Board of Directors.  Each committee reviews and reassesses the adequacy of its charter at least annually.  The charters of all three committees are available in the Corporate Governance section of our website (www.firstcitizensbank.com).

Director	Audit and Examination Committee		Compensation/ Human Resource Committee		Governance and Nominating Committee
Joseph B. Bower, Jr.	X		X		X
Robert W. Chappell			X	*	X
Rinaldo A. DePaola			X		X	*
Thomas E. Freeman	X	*	X		X
Roger C. Graham, Jr.	X
Janie M. Hilfiger	X				X
Mickey L. Jones			X
R. Joseph Landy			X		X
Christopher W. Kunes			X		X
Terry B. Osborne	X
John P. Painter II	X

Number of Meetings in 2025	6		6		12

* Denotes Chairperson

Audit and Examination Committee.  The Audit and Examination Committee oversees the Company’s accounting and financial reporting processes.  It meets periodically with the independent registered public accounting firm, management and the internal auditors to review accounting, auditing, internal control structure and financial reporting matters.  Joseph Bower serves as the audit committee financial expert as defined by the rules of the Securities and Exchange Commission (the “SEC”).  The Board of Directors believes that each Audit and Examination Committee member has sufficient knowledge in financial and auditing matters to serve on the committee.  The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.  The report of the Audit and Examination Committee required by the rules of the SEC is included in this proxy statement.  See “Report of the Audit and Examination Committee.”

Compensation/Human Resource Committee.  The Compensation/Human Resource Committee is appointed by the Board to assist the Board in developing compensation philosophy, criteria, goals and policies for the Company’s executive officers that reflect the values and strategic objectives of the Company and its affiliates that align their interests with the interests of the stockholders.  The Compensation/Human Resource Committee administers the Company’s compensation plans, including the annual incentive plan, equity incentive plan, and tax-qualified defined benefit plan.  The Compensation/Human Resource Committee reviews and evaluates the terms of employment and change in control severance agreements for our executive officers.
Consistent with SEC disclosure requirements, the Compensation/Human Resource Committee has assessed the Company’s compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company or its affiliates.  Our risk assessment process includes: (1) a review of program policies and practices; (2) a program analysis to identify risk; and (3) determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control and the support of the programs and their risks to Company strategy.  Although we review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company or our affiliates.  We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and are supported by the oversight and administration of the Compensation/Human Resource Committee with regard to executive compensation programs.

During 2024, the Compensation/Human Resource Committee retained and consulted with Blanchard Consulting Group, an executive compensation and benefits consulting firm of national scope and reputation, to advise it in connection with executive compensation decisions for 2025.

Governance and Nominating Committee.  The Governance and Nominating Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines that should be adopted by the Company and monitoring compliance with these policies and guidelines.  In addition, the Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, considering the candidates recommended by shareholders for Board membership, and recommending to the Board the director nominees for election at the next Annual Meeting of Shareholders.  It manages the Board’s annual review of its performance and recommends director candidates for each committee for appointment by the Board.  The procedures of the Governance and Nominating Committee required to be disclosed by the rules of the SEC are set forth below.

In order to measure and improve director effectiveness, a yearly self-evaluation is used by the Board to determine each member’s effectiveness and identify opportunities for improvement.  The performance of individual directors is assessed against a range of criteria, including but not limited to:  performance, relevant knowledge, engagement, individual contributions, leadership and group dynamics, and community involvement.  The Governance and Nominating Committee annually oversees and reports to the Board an evaluation of the Board’s performance.  The process includes:

Director Questionnaire:
Board members complete a detailed questionnaire which (a) provides for quantitative ratings in key areas, and (b) seeks subjective comment in each of those areas.

When answering the questions, each Board member ranks all other peer Board members, as well as themselves.

Frequency:	Annually.
Completed By:	All members of the Board.
Findings:
The third-party consultant provides a written summary report based on the data analysis and feedback from the directors.  The findings are made available to the Governance & Nominating Committee.

Each director is able to see their own score, and the Board median score.

If any director receives three or more average or below ratings (identified as 5 or below), representatives of the Governance & Nominating Committee will talk to the director and determine what is needed to remedy the situation.  If a director’s overall average score is a 5 or below, representatives of the Governance and Nominating Committee will talk to the director and determine what is needed to remedy the situation.
Any question that 3 or more directors score 5 or below is determined to be a board weakness and representatives of the Governance and Nominating Committee will determine, after consultation with management and/or consultants, what education or resource is needed to improve the score.

Presentation & Recommendations:
The final summary report is reviewed and discussed with the Governance & Nominating Committee by a representative of BoardEvals, LLC.  The Governance & Nominating Committee will then make a summary report to the full Board.

Governance and Nominating Committee Procedures

Minimum Qualifications.  The Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s Articles of Incorporation and Bylaws, and must meet any qualification requirements set forth in any Board or committee governing documents.  In particular, to encourage directors to demonstrate confidence and support of the Company, the Board of Directors has adopted a stock ownership requirement whereby each Company director shall beneficially own an amount of Company common stock equal to the greater of (i) three times the previous year’s cash retainer, based on the Company’s common stock price on the previous December 31, or (ii) 1,000 unencumbered shares.  In addition, to support our Board refreshment goals, our Bylaws provide no person will be eligible for election, reelection, appointment or reappointment to the Board if such person has reached 72 years of age or older on or prior to such election, reelection, appointment or reappointment.  Any director who reaches 72 years of age during their term is entitled to serve out the remainder of that term.

The Governance and Nominating Committee considers the following criteria in selecting nominees for initial election or appointment to the Board: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Governance and Nominating Committee deems relevant, including residence, geographies, size of the Board of Directors and regulatory disclosure obligations.  In order to ensure that our Board of Directors benefits from diverse perspectives, the Governance and Nominating Committee will seek qualified nominees from a variety of backgrounds, including candidates of age, gender and ethnic diversity.  Further, when identifying nominees to serve as directors, the Governance and Nominating Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, agri-business experience and knowledge, current or previous SEC filing company board experience, and corporate governance.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee considers and reviews an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director brings to the Board, equity ownership in the Company, Board self-evaluation, and independence.

Process for Identifying and Evaluating Nominees.  The process the Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Governance and Nominating Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Bank’s local communities.  The Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above.  The Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation.  In evaluating potential nominees, the Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above.  In addition, the Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Board Diversity.  In order to ensure that our Board of Directors benefits from diverse perspectives, our Board of Directors and the Nominating and Corporate Governance Committee seek qualified nominees from a variety of backgrounds, including candidates of age, gender and ethnic diversity.
 Consideration of Recommendations by Shareholders.  It is the policy of the Governance and Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors.  The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Governance and Nominating Committee does not perceive a need to increase the size of the Board.  In order to avoid the unnecessary use of the Governance and Nominating Committee’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders.  To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Secretary of the Company at the main office of the Company:

1.	The name and address of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

3.	The written consent of the person being recommended as a director candidate to be named in the Proxy Statement as a nominee and to serve as a director if elected;

4.
As to the person making the recommendation, the name and address, as they appear on the Company’s books, of such person, and number of shares of common stock of the Company owned by such person; provided, however, that if the person is not a registered holder of the Company’s common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of the Company’s common stock; and

5.	A statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Shareholders, the recommendation must be received by the Governance and Nominating Committee at least 120 calendar days prior to the date the Company’s Proxy Statement was released to shareholders in connection with the previous year’s Annual Meeting, advanced by one year.

Board Refreshment.  Our Board believes that a fully engaged Board of Directors is a strategic asset of the Company, and that knowledgeable and fresh viewpoints and perspectives are important for informed decision-making.  The Board also believes that appropriate tenure can facilitate directors developing greater institutional knowledge and deeper insight into the Company’s operations across a variety of economic and competitive environments.
Even before vacancies arise, the Board periodically evaluates whether it collectively has the right mix of skills, experience, attributes and diverse viewpoints necessary for it to drive shareholder value.  The results of this evaluation are used to help inform the desirable skills set for potential Board nominees and to screen director candidates.

At the same time, as part of planning for Board refreshment and director succession, the Governance and Nominating Committee’s practice has been to periodically consider potential director candidates.  As a result of this ongoing review, in the last five years alone, the Board has appointed and/or nominated five new directors.
With the Board’s recommended slate of three nominees, the Board believes that it has an appropriately balanced board and will continue to consider opportunities to strengthen the Board’s composition over time.  As a group, the average tenure of the nominees for election to the Board is approximately seven years.

Director Skills Summary
Our Board brings diverse experience and perspectives to areas critical to our business.  Their collective knowledge ensures appropriate management and risk oversight and supports our strategy of long-term sustainable shareholder value.

Board Skills Matrix
	Black	Bower	Chappell	DePaola	Freeman	Graham	Hilfiger	Jones	Kunes	Landy	Osborne	Painter	Richards
Skills and Experience
Financial and Accounting	X	X						X	X			X	X
Audit Committee Financial Expert		X
CEO/Business Head	X	X	X	X	X	X	X	X	X	X	X	X	X
Business Skills and Knowledge	X	X	X	X	X	X	X	X	X	X	X	X	X
Mergers and Acquisitions	X	X	X	X	X	X	X	X	X	X	X		X
Human Capital Management/Compensation	X	X			X	X	X	X	X	X	X		X
Industry and Technology	X	X			X		X	X					X
Growth and Emerging Technologies	X	X			X		X	X					X
Cybersecurity
Risk Management	X	X						X			X	X	X
Ag Experience	X		X			X			X		X	X
Agri-Business Experience	X	X				X			X		X	X
Environmental						X						X
Public Company Governance	X	X						X	X	X			X
Sales and Marketing	X	X	X	X	X	X	X		X	X	X	X	X
Government Policy and Sustainability	X	X			X		X				X	X
Legal, Legislative or Regulatory	X	X	X	X		X		X	X	X	X	X	X
Tenure and Independence
Years on Board	21	*	19	19	15	24	4	5	7	24	1	1	8
Independence		X	X	X	X	X	X		X	X	X	X

* Mr. Bower joined the Board January 12, 2026.

Environmental, Social and Governance

For over 150 years, the Company has served as a cornerstone of our local communities.  We are committed to strengthening these regions through volunteerism, corporate philanthropy, environmental responsibility, and transparent governance.  This commitment is overseen by our Environmental, Social, and Governance (“ESG”) Committee, formed in 2021 to ensure that our mission has a positive ethical impact on our employees, customers, and stakeholders.

The ESG Committee directs our efforts across five key pillars:

1. Health and Wellness: We spotlight issues of mind, body, and spirit, engaging employees through monthly awareness topics such as mental health, exercise, and nutrition.  In 2025, our team continued the “Pink Day” tradition for Breast Cancer Awareness Month, supporting the American Cancer Society and the PA Breast Cancer Coalition. Through Educational Improvement Tax Credit (“EITC”) donations to the C.A.R.E.S. (Community Advocacy and Research Education for Students) program, we provided students at three regional schools with an immersive day of learning focused on breast cancer science and related STEM careers.  Additionally, we celebrated the 26th anniversary of the FCCB Cancer Classic, our signature golf tournament, which has now raised over $320,000 in cumulative donations to support the mission of the American Cancer Society.
2. Environmental Sustainability: We are committed to thoughtfully monitoring and reducing our ecological footprint through sustainable consumption and production.  Our strategy includes a rolling replacement plan for motion-activated lighting, LED bulbs, and programmable thermostats to maximize energy efficiency.  To reduce paper waste, we have placed greater emphasis on digital banking and electronic delivery of account statements, while also transitioning to reusable products in our offices.  Our recycling efforts are headlined by a partnership with TerraCycle for specialized waste, such as batteries and pens, which has successfully diverted 264 pounds of material from landfills to date.  Additionally, we provide continuing education to our employees on topics such as climate change and biodiversity to foster a culture of environmental stewardship.
3. Financial Betterment: We remain dedicated to expanding access to financial tools and education.  In 2025, the Bank contributed $450,000 to 65 organizations through Pennsylvania’s EITC program, empowering students through scholarships and innovative learning opportunities.  In a separate initiative, we provided significant support for the Early College Program at Commonwealth University-Mansfield, which allows qualified high school students from over 50 districts to earn tuition-free college credits.  This program continues to show impressive results, with a record cohort of over 573 students enrolled and a graduation rate that significantly exceeds the university’s general student cohort.
4. Team Impact & Engagement (TIE): We cultivate a culture that values differences and supports communities.  In 2025, our dedication to inclusion was recognized by the Armed Forces Financial Network (AFFN) for our efforts in fostering community-wide service.  This recognition highlights our active commitment to military members and their families.  As part of this commitment, FCCB participates in the Veterans Benefits Banking Program (VBBP).  This program offers veterans safe, reliable, and affordable options to manage their benefits, directly supporting their economic independence.
5. Volunteerism: We encourage employee engagement through group volunteer events and special days of service.  Our employees contribute thousands of hours to local non-profits, including the Salvation Army, Central Pennsylvania Food Bank, and Alzheimer’s Association.  Notable 2025 efforts included a Scam Awareness Seminar co-hosted with state officials to protect seniors from financial exploitation and a $10,000 donation to the Sayre Borough playground project, continuing a partnership in that region spanning over 25 years.
Economic Impact, Community Revitalization & National Recognition

The Bank leverages strategic partnerships to drive economic growth and housing stability.  We have invested $29.7 million in affordable housing to date, building homes in Philadelphia’s neighborhoods.  The Bank also deployed $11 million to power a Delaware housing operator’s strategy, expanding our affordable housing mission.  In recognition of our effective use of community products such as Banking On Business and First Front Door, the Bank was honored with FHLBank of Pittsburgh’s 2025 Pillars of the Community Award, the organization’s highest honor.

Additionally, we demonstrated our commitment to the community by supporting:

• Veteran Financial Health: FCCB is a proud participant in the national Veterans Benefits Banking Program (VBBP), which connects service members to secure banking.  In 2025, we furthered this mission by launching our specialized Veterans Checking account, which offers waived monthly fees, free nationwide ATM access, and discounted loan closing costs.
• The Revitalization of Downtown Mansfield: We launched a significant effort to revitalize the home of our Corporate Headquarters by acquiring and removing underutilized buildings on Main Street.  This clears the way for a consolidated corporate campus, ensuring our Company remains a vital part of the local economy.

The Bank’s consistent performance continues to earn national acclaim.  For the second consecutive year, Newsweek named FCCB one of America’s Best Regional Banks (2025) with a 4.5-star rating.

The Company is dedicated to being a financial industry leader in corporate governance and business ethics.  Our Board of Directors is composed of Directors with diverse professional and business experience.  All of our directors, other than Messrs. Black, Richards and Jones, are independent.  Our directors share a commitment to fostering an effective risk environment coupled with a strong internal audit structure.  Their unwavering commitment protects our customers, shareholders and reputation.  Our Code of Ethics reflects the Company’s expectation for the conduct of our directors, officers and associates.  Through recurring training and disclosures, as well as periodic communication related to specific topics, the Company maintains the highest level of ethical conduct.

Clawback Policy
The Company has in place a clawback policy to ensure that executives are not unduly enriched in the event of an accounting restatement.  If we are required to prepare an accounting restatement due to material non-compliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company shall recover the excess incentive compensation received by any covered executive during the three-years from the date it is determined an accounting restatement is required.
In the case of any accounting restatement, the Compensation/Human Resource Committee is required to:

•	review all incentive compensation paid or awarded to covered executives during the recoupment period; and
•
if any incentive compensation would have been lower based on the restatement, to recover the incremental portion of the incentive compensation in excess of what should have been paid based on the restated financials from the covered executive, subject to certain limited exceptions.

Hedging Policy
Pursuant to the Company’s Hedging Policy, no officer, employee or director of the Company may engage in any financial or derivative transaction or trading strategy designed to hedge or offset any decrease in the market value of the Company’s common stock.
Insider Trading Policy
The Company has an Insider Trading Policy that governs trading in the Company’s securities by employees, officers and directors.  This policy is designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standard.
Director Compensation

The following table sets forth information concerning the compensation of non-employee directors during the year ended December 31, 2025. Our employees who serve as directors do not receive additional compensation related to such service.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert W. Chappell	45,935	21,843	1,337	69,115
Rinaldo A. DePaola	45,185	21,843	1,863	68,891
Thomas E. Freeman	45,110	21,843	1,435	68,388
Roger C. Graham, Jr.	45,485	21,843	397	67,725
Janie M. Hilfiger	40,435	21,843	2,090	64,368
Mickey L. Jones(4)	27,625	13,656	374	41,655
Christopher W. Kunes	42,635	21,843	402	64,880
R. Joseph Landy	66,837	21,843	2,212	90,892
Terry B. Osborne	41,060	21,843	9,095(5)	71,998
John P. Painter II	41,350	21,843	3,808	67,001

(1)	Includes fees deferred at the election of the non-employee director pursuant to the Directors Deferred Compensation Plan.
(2)
Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Share Based Payment.  For Directors, other than Mr. Jones, the amounts were calculated based on the Company’s stock price of $56.87 on December 15, 2025 for 96 shares, $58.03 on September 15, 2025 for 94 shares, $59.60 on June 16, 2025 for 92 shares, and $60.50 on March 17, 2025 for 90 shares.  For Mr. Jones, the amounts were calculated based on the Company’s stock price of $56.87 on December 15, 2025 for 96 shares, $58.03 on September 15, 2025 for 94 shares, and $59.60 on June 16, 2025 for 46 shares.  For applicable directors, stock award amounts represent fully vested grants of 372 shares of common stock made under the 2016 Equity Incentive Plan and granted in 2025 for Directors Chappell, DePaola, Freeman, Graham, Hilfiger, Kunes, Landy, Osborne and Painter, and fully vested grants of 236 shares of common stock made under the 2016 Equity Incentive Plan and granted in 2025 for Director Jones.

(3)	Consists of a life insurance benefit, spouse/guest expenses at a bank convention, and holiday gifts.
(4)	Mr. Jones started to receive board fees May 2025.
(5)	Includes a retirement gift valued at $7,000.

The foregoing table reflects the following arrangements:

Fees.  During 2025, each of our non-employee directors, other than Mr. Landy, received the following fees for service on our Board of Directors: $675 for attending a board meeting and strategic retreat or training session; $28,375 annual retainer, except for Mr. Jones whose annual retainer was $18,917 due to receiving board fees starting in May 2025; $350 monthly fee for committee meeting attendance; $185 for participation in a Board conference call; and $225 for attending a regional board meeting.  Additionally, committee chairpersons for the Credit Committee, the Compensation/Human Resource Committee, and the Governance and Nominating Committee received a $3,000 annual retainer.  The Audit and Examination Committee chairperson received a $3,500 annual retainer.  Mr. Landy, who serves as the Company’s and the Bank’s Chairman, received a fixed annual fee of $66,837, in lieu of all director’s fees and committee member fees in 2025.  Mr. Landy also received the regional board fee of $225 per attended meeting.

Deferred Compensation Plan.  The Company maintains the Directors Deferred Compensation Plan as a vehicle for non-employee directors to defer retainers and meeting fees.  Participants are eligible for a distribution under the plan upon the earlier of death, disability, or separation from service as a non-employee director of the Company.  At the election of each participant, distributions are made in either a lump sum or in a series of five annual installments.  In addition, the plan provides for distributions in the event of an unforeseeable emergency as such term is defined under Section 409A of the Internal Revenue Code.  Mr. Chappell is currently participating in the plan.

Life Insurance.  In addition to these fees, each active non-employee director is provided a $100,000 life insurance benefit.  At age 70, the life insurance benefit for active non-employee directors is decreased by 35% to $65,000.  Once a director retires, insurance coverage continues but the benefit declines as the age of the retired director increases.  Total premiums paid in 2025 for life insurance on behalf of the current and retired directors was $1,729.

Stock Awards.  Board stock awards are granted quarterly.  On January 21, 2025, the Board approved the 2025 stock award schedule of March 15th, June 15th, September 15th and December 15th (or next business day if the 15th is a Saturday, Sunday or holiday) using the 30-day volume weighted average price on said dates.  Non-employee directors received fully vested grants of stock under our 2016 Equity Incentive Plan.

Meetings of the Board of Directors

The Board of Directors oversees all of the Company’s business, property and affairs.  The Chairman of the Board and the executive officers keep the members of the Board informed of the Company’s business through discussions at Board meetings and by providing them reports and other materials.  During 2025, the Company’s Board of Directors held thirteen regular meetings.  Each of the directors attended at least 85% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he/she served.

 Meetings of the Regional Board

The Board of Directors utilizes regional boards in communities currently served by the Bank.  The regional boards are composed of well-respected people from the community, the regional executive, and regional or division presidents, and a member of the Board of Directors (who serves as a non-voting member of the regional board).  The Board member serves as a communication link to share, with the regional board, the appropriate information occurring at Board of Directors’ meetings, as well as communicating to the Board of Directors regional board issues and suggestions.  Regional boards meet every other month.  A fee of $225 is paid for attendance at the regional board meetings.

Attendance at the Annual Meeting

The Company expects its directors to attend annual meetings of shareholders.  All 12 directors then serving attended the 2025 Annual Meeting of Shareholders.

Director Education

The Board participated in various FinPro virtual learning webinars which included topics on economic and risk, funding and liquidity, talent management, cybersecurity, examinations, strategic planning, corporate governance, fintech, customer segmentation, and asset quality.  In addition, periodic training sessions for the Board occur during regularly scheduled board and committee meetings.  Topics covered during these trainings in 2025 included shareholder migration, mortgage awareness, high path avian influenza, Regulation O, information technology, information security, cybersecurity, ransomware, risk management, Community Reinvestment Act lending, fair lending, digital banking, Bank Secrecy Act, anti-money laundering, Office of Foreign Assets Control, capital planning, commercial real estate, agricultural/agribusiness, and regional economic development.  Mr. Freeman, Chairman of the Audit and Examination Committee, attended a two-day Corporate Governance Workshop and a two-day Bank Director Forum with topics focused on governance, board and executive leadership, performance and value management, risk oversight, financial strategies, audit and risk, technology, competitive threats and opportunities, and regulatory expectations.  Mr. Freeman completed a Bank Director certification online training series.  Mr. Black participated in the Washington Summit, PA Bankers Day at the State Capitol, and a bankers’ regulatory visit.  Additionally, Directors Black, Chappell, DePaola, Freeman, Hilfiger, Jones, Landy, Osborne, Painter and Richards attended the PA Bankers Annual Convention and participated in educational sessions on risk volatility, investment banking, director succession, the future of banking, compensation trends, roles and responsibilities of bank directors, cybersecurity and AI, and leadership lessons.

AUDIT-RELATED MATTERS

Report of the Audit and Examination Committee

The Audit and Examination Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting.  The Audit and Examination Committee discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel and internal auditors.  The Audit and Examination Committee also discussed with the Company’s senior management and independent registered public accounting firm the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required for certain Company filings with the SEC.

The Audit and Examination Committee meets with the independent registered public accounting firm, the internal auditors, the Chief Financial Officer, the Chief Operating Officer, and the Risk/Compliance Officer on a number of occasions, each of whom has unrestricted access to the Audit and Examination Committee.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.

The independent registered public accounting firm audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles and discussed with the Audit and Examination Committee any issues the independent registered public accounting firm believed should be raised with the Audit and Examination Committee.

The Audit and Examination Committee reviewed with management and S.R. Snodgrass, P.C. the Company’s audited financial statements, as well as the audit of management’s assessment of internal control over financial reporting and met separately with both management and S.R. Snodgrass, P.C. to discuss and review those financial statements and reports prior to issuance.  Management has represented, and S.R. Snodgrass, P.C. has confirmed, to the Audit and Examination Committee, that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit and Examination Committee has received the written disclosures and the letter from S.R. Snodgrass, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding S.R. Snodgrass, P.C.’s communications with the Audit and Examination Committee concerning independence, and has discussed with S.R. Snodgrass, P.C. its independence.  The Audit and Examination Committee also discussed with S.R. Snodgrass, P.C. matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301.  The Audit and Examination Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by S.R. Snodgrass, P.C., and discussed with the auditors their independence.

In reliance on these reviews and discussions referred to above, the Audit and Examination Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.  The Audit and Examination Committee and the Board have also recommended the selection of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Audit and Examination Committee
of Citizens Financial Services, Inc. and First Citizens Community Bank

Thomas E. Freeman (Chairman)
Joseph B. Bower, Jr.
Roger C. Graham, Jr.
Janie M. Hilfiger
Terry B. Osborne
John P. Painter II

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2025 and 2024, respectively, by S.R. Snodgrass, P.C.:

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$316,247	$311,088
Audit-Related Fees	-	-
Tax Service Fees(2)	$18,592	$18,268
All Other Fees(3)	$15,840	$79,364
TOTAL	$350,679	$408,720

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company’s financial statements and internal controls over financial reporting and review of financial statements included in the Company’s quarterly SEC reports, a S-8 consent, and compliance audits required by HUD.

(2)	Tax service fees consist of compliance fees for the preparation of original tax returns.
(3)	All other fees include facilitation of strategic planning sessions with management and the Board of Directors.

The Audit and Examination Committee is responsible for appointing and overseeing the work of the independent auditing firm.  In accordance with its charter, the Audit and Examination Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditing firm.  Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit and Examination Committee has established a policy regarding pre-approval of audit and permissible non-audit services provided by the independent auditing firm.  Management’s requests that particular services by the independent auditing firm be pre-approved under the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2025, all audit and non-audit services were approved, in advance, by the Audit and Examination Committee in compliance with these procedures.

STOCK OWNERSHIP

Stock Ownership of Management and Directors

The following table sets forth the information concerning the number of shares of Company common stock beneficially owned, as of March 2, 2026, by each director continuing in office, by each nominee for director, by each named executive officer in the compensation table set forth later in this proxy statement, and by all directors and executive officers as a group.  A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Randall E. Black	45,903	(1)	*
Joseph B. Bower, Jr.	1,834		*
Robert W. Chappell	12,683		*
Rinaldo A. DePaola	18,779	(2)	*
Thomas E. Freeman	12,972	(3)	*
Roger C. Graham, Jr.	68,679	(4)	1.4%
Stephen J. Guillaume	4,656	(5)	*
Janie M. Hilfiger	3,656	(6)	*
Mickey L. Jones	14,798	(7)	*
Christopher W. Kunes	12,898		*
R. Joseph Landy	27,955	(8)	*
Terry B. Osborne	13,173	(9)	*
John P. Painter II	2,738	(10)	*
David Z. Richards, Jr.	1,508		*
Jeffrey R. White	1,686	(11)	*
Jeffrey L. Wilson	8,225	(12)	*
Executive Officers and Directors as a Group (18 persons)	266,092	(13)	5.5%

* Less than 1%.
(1)	Mr. Black beneficially owns 2,330 shares individually, 43,257 shares jointly with his spouse, and 316 shares are held by his spouse.
(2)	Mr. DePaola beneficially owns 7,420 shares individually, 9,174 shares jointly with his spouse, and his remaining 2,185 shares are held by his spouse.
(3)	Mr. Freeman beneficially owns 12,972 shares jointly with his spouse. Of the 12,972 jointly owned shares, 4,000 shares are pledged as collateral on a loan.
(4)	Of the 68,679 beneficially owned shares, 5,015 shares are pledged as collateral on a loan.
(5)	Includes 631 shares of restricted stock for which Mr. Guillaume has voting but not investment power. Of the 4,656 beneficially owned shares, 1,280 shares are pledged as collateral on a loan.
(6)	Mrs. Hilfiger beneficially owns 3,061 shares individually, and 595 shares jointly with her spouse.
(7)	Mr. Jones beneficially owns 431 shares individually, 13,487 shares jointly with his spouse, and 880 shares are held by his spouse.
(8)	Mr. Landy beneficially owns 19,005 shares individually, and 8,950 shares jointly with his spouse.
(9)	Mr. Osborne beneficially owns 13,173 shares jointly with his spouse. Of the 13,173 jointly owned shares, 3,477 shares are pledged as collateral on a loan.

(10)	Of the 2,738 beneficially owned shares, 800 shares are pledged as collateral on a loan.
(11)
Mr. White beneficially owns 1,674 shares, and 12 shares are held within the same household.  Of the 1,674 beneficially owned shares, 1,152 shares are restricted for which Mr. White has voting but not investment power.

(12)
Mr. Wilson beneficially owns 2,791 shares individually, and 5,434 shares jointly with his spouse.  Includes 114 shares of restricted stock held by his spouse for which there is voting but not investment power.

(13)	Includes 626 shares of restricted stock beneficially owned by executive officers not individually listed in the table for which the executive officer has voting but not investment power.

Stock Ownership of 5% Shareholders

The following table presents common stock ownership information for persons known to us to beneficially own more than 5% of the Company’s stock as of the record date of March 2, 2026.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.	281,347	(1)	5.9%
The Vanguard Group	238,583	(2)	5.0%

(1)
Based on a Schedule 13G filed on January 29, 2024 by BlackRock, Inc. (“BlackRock”), which listed its address as 50 Hudson Yards, New York, NY 10001. BlackRock possesses sole voting power with respect to 276,512 shares of common stock and possesses sole dispositive power with respect to 281,347 shares of common stock. BlackRock has indicated that it filed the Schedule 13G on behalf of the following subsidiaries: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC.

(2)
Based on a Schedule 13G/A filed on November 12, 2024 by The Vanguard Group (“Vanguard”), which listed its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.  Vanguard possesses sole voting power with respect to 0 shares of common stock and possesses sole dispositive power with respect to 234,799 shares of common stock. Vanguard has indicated that it filed the Schedule 13G/A on behalf of its clients.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

Item 1 Election of Directors

The Company’s Board of Directors consists of thirteen members.  The Board is divided into three classes with three-year staggered terms, known as Class 1, Class 2 and Class 3.  The Class 3 directors to be elected at this Annual Meeting will serve for three-year terms.  The remaining Class 1 and Class 2 directors will continue to serve for one and two years, respectively, in order to complete their three-year terms.

The Board of Directors fixed the number of directors in Class 3 at five and has nominated Randall E. Black, Joseph B. Bower, Jr., Rinaldo A. DePaola, Janie M. Hilfiger, and Mickey L. Jones for election as Class 3 directors to hold office for three-year terms to expire at the 2029 Annual Meeting of Shareholders or until their successors are duly elected and qualified.  All Board nominees are currently directors of the Company and the Bank.

Unless you indicate on your proxy card or via the Internet that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees.  If any nominee is unable to serve, the persons named on the proxy card would vote your shares to approve the election of any substitute nominee proposed by the Board of Directors.  At this time, the Board of Directors knows of no reason why any nominees might be unable to serve.

The Board of Directors unanimously recommends that you vote “FOR” the election of the Board’s nominees.
Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below.  Ages are as of March 2, 2026.  Based on their respective experiences, qualifications, attributes and skills set forth below, the Board of Directors determined that each current director should serve as a director.

Nominee for Election as Class 3 Director – Term to Expire in 2029

Randall E. Black has served as the Chief Executive Officer and President of the Company and the Bank since 2004, and prior to 2004 was the Chief Financial Officer of the Bank.  Mr. Black was named Vice Chairman of the Board of Directors in December 2021.  Mr. Black’s 33 years of extensive experience in the banking industry and involvement in business and civic organizations in the communities in which the Bank serves afford the Board valuable insight regarding the business and operation of the Bank.  Mr. Black’s knowledge of the Company’s and Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our Chief Executive Officer and President.  Additionally, Mr. Black is a Class A Federal Reserve Bank Director, Chair of the Federal Reserve Bank Audit Committee, a member of the Federal Reserve Bank Governance Committee, a Pennsylvania State University Board of Trustees member, Chair of the Pennsylvania State University Audit and Risk Committee, is a member of the Penn State Investment Council Board, is a member of the Penn State Risk Subcommittee, is Immediate Past President of the Pennsylvania Bankers Association Board of Directors, is a Bloomsburg University Zeigler College of Business Executive Advisory Board member, and is a Pennsylvania College of Technology Board member.  Mr. Black and Stephen Guillaume, Chief Financial Officer of the Company and Bank, are cousins.  Age 59.  Director of the Company and the Bank since 2004.

Joseph B. Bower, Jr. is the retired President and Chief Executive Officer of CNB Bank and CNB Financial Corporation located in Clearfield, Pennsylvania, a position held from January 2010 to December 31, 2022.  Mr. Bower worked for CNB Bank and CNB Financial Corporation from 1997 to his retirement in 2022, serving in various roles, including the Chief Financial Officer and Chief Operating Officer of CNB Bank, as well as Secretary and Treasurer of CNB Financial Corporation.  Mr. Bower previously worked as a certified public accountant.  Mr. Bower is a United States Army veteran.  Mr. Bower’s prior experience as a President and Chief Executive Officer provides him with comprehensive knowledge of the banking industry.  With his strong accounting and financial skills, Mr. Bower is our audit committee financial expert.  Age 62.  Director of the Company and the Bank since 2026.

Rinaldo A. DePaola is a retired partner of the law firm of Griffin, Dawsey, DePaola & Jones located in Towanda, Pennsylvania.  Mr. DePaola was an attorney-at-law for 39 years, retiring in 2021, specializing in business, probate and trust matters.  Mr. DePaola’s involvement in business and civic organizations in the communities in which the Bank serves provide the Board valuable insight.  Mr. DePaola’s years of providing legal counsel and operating a law office position him well to continue to serve as a director for the Company.  Mr. DePaola is Chairman of the Governance and Nominating Committee, and he serves as Lead Director for the Company and Bank.  Age 70.  Director of the Company and the Bank since 2006.

Janie M. Hilfiger is the retired president of UPMC Susquehanna Soldiers & Sailors Memorial Hospital in Wellsboro, Pennsylvania and Cole Memorial, now UPMC, in Coudersport, Pennsylvania.  Mrs. Hilfiger has over 42 years of health care expertise in strategic planning, clinical operations, nursing and patient care excellence.  Her broad experience and valuable insight make her an asset as a director for the Company.   She is also involved in business and civic organizations in the communities in which the Bank serves.   Age 67.   Director of the Company and the Bank since 2022.

Mickey L. Jones retired from the Company and Bank June 7, 2024 as the Senior Executive Vice President and Chief Operating Officer, a position he held since 2023.  Prior to 2023, he served as an Executive Vice President and Chief Operating Officer since April 2010 and served as Chief Financial Officer from April 2010 to November 2019.  He previously was Treasurer of the Company and Bank.  Mr. Jones has strong accounting and financial skills, is a certified public accountant, and has experience with operational risk management, strategic planning and corporate governance matters.  Age 65.  Director of the Company and the Bank since 2020 and 2018, respectively.

Continuing Class 1 Directors – Terms to Expire in 2027

Robert W. Chappell is an attorney-at-law.  He operates the Law Office of Robert W. Chappell, Esq. located in Rome, Pennsylvania.  Previously, Mr. Chappell was a partner with the Law Offices of van der Hiel, Chappell and Loomis.   Mr. Chappell’s 31 years’ expertise as a partner in a law firm and his involvement in business and civic organizations in the communities in which the Bank serves provide the Board valuable insight.  Mr. Chappell’s years of providing legal counsel and operating a law office position him well to continue to serve as a director for the Company.  Mr. Chappell is Chairman of the Compensation/Human Resource Committee.  Age 59.  Director of the Company and the Bank since 2006.

Roger C. Graham, Jr. is retired from Graham Construction and Excavating.  Mr. Graham owned and operated Graham Construction & Excavating for 20 years.  As a retired, successful business owner, Mr. Graham has a knowledgeable skill set that positions him well to continue to serve as a director for the Company.  Mr. Graham is Chairman of the Credit Committee.  Age 70.   Director of the Company and the Bank since 2001.

R. Joseph Landy is a retired attorney with the firm of Landy & Rossettie, PLLC, located in Sayre, Pennsylvania.  Mr. Landy’s 46 years’ expertise as a partner in a law firm and his involvement in business and civic organizations in the communities in which the Bank serves provide the Board valuable insight.  Mr. Landy’s years of providing legal counsel and operating a law office position him well to continue to serve as a director for the Company.  Mr. Landy is Chairman of the Board of Directors.  Age 71.  Director of the Company and the Bank since 2001.

John P. Painter II owns and operates Painterland Farms, LLC in Westfield, Pennsylvania, where he has a 450 organic cow dairy and crop farms 5,000 total acres, growing alfalfa, corn, oats, triticale, wheat, and mixed hay, and produces organic yogurt made by the Painterland Sisters.  Mr. Painter has successfully managed the family business since purchasing it in 2016.  Mr. Painter has a knowledgeable skill set that positions him well to serve as a director for the Company.  He is also involved in business and civic organizations in the communities in which the Bank serves and is a supporter of political advocacy.  Age 57.  Director of the Company and the Bank since 2024 and 2022, respectively.

Continuing Class 2 Directors – Terms to Expire in 2028

Thomas E. Freeman is a retired regional manager with Blue Ridge Communications in Mansfield, Pennsylvania.  Mr. Freeman worked in business for 43 years.  His business expertise and involvement in numerous civic and philanthropic organizations provide valuable insight to the Board and position him well to serve as a director for the Company.  Mr. Freeman is Chairman of the Audit and Examination Committee. Age 66.  Director of the Company and the Bank since 2010.

Christopher W. Kunes is president/owner of Christopher Kunes General Contracting, a construction business located in State College, Pennsylvania.  Mr. Kunes has successfully managed this construction business for 38 years.  Mr. Kunes also has business interest in agriculture, masonry, restaurant, real estate development and management, along with other markets.  His broad experience makes him an asset as a director for the Company.  Age 61.  Director of the Company and Bank since December 2018.
Terry B. Osborne retired from the Bank in 2020 as the Executive Vice President, Chief Credit Officer, a position he held since 1991.  Mr. Osborne served as Secretary of the Company and Bank from September 1983 to March 2018.  Mr. Osborne started his employment with the Bank in 1975, accumulating a broad understanding and comprehensive knowledge of not just the banking industry but of First Citizens Community Bank.  Mr. Osborne’s hands-on experience with lending, strategic planning, and daily operations positions him well in serving as a director for the Company.  Age 72.    Director of the Company and the Bank since 2024 and 2018, respectively.

David Z. Richards, Jr. has served as an Executive Vice President, Director of Emerging Markets of the Bank since 2017.  In 2023 he was named Senior Executive Vice President of the Bank.  Prior to 2017, Mr. Richards was an Executive Vice President for S&T Bancorp, Inc. from 2014-2017, and was Chief Executive Officer/Executive Vice President of Nittany Bank/National Penn Bank from 1997 to 2014.  Mr. Richards has extensive knowledge and experience in the banking industry, providing valuable insight in the daily and strategic operation of the Bank, positioning him well to be an employee director.  Age 65.  Director of the Company and the Bank since December 2017.

Executive Officers Who Are Not Directors

Set forth below is information regarding the Company’s and the Bank’s executive offers who do not serve as directors of the Company.

Name	Age as of March 2, 2026	Principal Occupation for Past Five Years
LeeAnn Gephart	42
Executive Vice President, Chief Banking Officer for the Bank since 2021.  Prior to 2021, she was Executive Vice President, Chief Marketing Officer for Riverview Bank since 2019.   Prior to 2019 was Senior Vice President, Director of Marketing and Delivery Channel Services for Riverview Bank since 2018.  Prior to 2018 was Vice President, Chief Marketing & Culture Officer for Woodlands Bank since 2015.

Stephen J. Guillaume	49
Executive Vice President and Chief Financial Officer of the Company and Bank since 2023.  In 2025, he was named Treasurer of the Company and Bank in 2025.  Prior to 2023 was Senior Vice President and Chief Financial Officer of the Company and the Bank since 2019.  Prior to November 2019 was Vice President of Finance of the Bank since April 2013.  Mr. Guillaume is a member of the First Citizens Insurance Agency Inc. Board since 2021.  Mr. Guillaume and Randy Black, Chief Executive Officer and President of the Company and Bank, are cousins.

Jeffrey R. White	41
Joined the Bank August 19, 2024 as Executive Vice President, Chief Operating Officer.  Prior to August 19, 2024 was Senior Vice President, Deputy Chief Risk Office and Head of Enterprise Risk Management for Northwest Bancshares, Inc. since 2023.  Prior to August 2024, was Senior Vice President, Corporate Controller for Northwest Bancshares, Inc. since 2018.

Jeffrey L. Wilson	64
On February 25, 2025 was named Senior Executive Vice President, Chief Credit Officer.  From December 2024 to February 2025 was Senior Executive Vice President, Chief Lending Officer for the Bank.  From 2016 to 2024 was Executive Vice President, Chief Lending Officer for the Bank.  Prior to 2016 was Senior Vice President, Chief Lending Officer.  Prior to 2011 was Vice President, Chief Lending Officer since 2010.  Prior to 2010 was a Vice President, Business Development Officer since 1987 for the Bank.

 Executive officers are elected annually by, and serve at the discretion of, the Board.

Item 2 Ratification of Independent Registered Public Accounting Firm

The Audit and Examination Committee of the Board is responsible for selecting the Company’s independent public accounting firm.  At its meeting held on December 16, 2025, the Audit and Examination Committee appointed S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.  Although shareholder approval of this appointment is not required, the Board is submitting the selection of S.R. Snodgrass, P.C. for ratification to obtain the views of shareholders.  A representative of S.R. Snodgrass, P.C. will be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If ratification of the appointment of S.R. Snodgrass, P.C. is not approved by a majority of the votes cast by shareholders at the Annual Meeting, other independent registered public accounting firms will be considered by the Audit and Examination Committee of the Board of Directors.

The Board unanimously recommends that you vote “FOR” ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for fiscal year 2026.

Item 3   Approval of the Citizens Financial Services, Inc. 2026 Equity Incentive Plan

The Board of Directors is providing the Company’s shareholders with an opportunity to consider and approve the adoption of the Citizens Financial Services, Inc. 2026 Equity Incentive Plan (the “2026 Equity Plan”).

Upon recommendation of the Compensation/Human Resource Committee of the Board of Directors, on February 17, 2026, the Board of Directors adopted the 2026 Equity Plan, subject to and effective upon approval by the shareholders at this Annual Meeting.  The Board of Directors believes that the 2026 Equity Plan is important to our continued growth and success and that approval of the 2026 Equity Plan is important for us to be able to continue to make equity awards to key persons in a size that the Board of Directors believes is necessary to accomplish our goals.  The purpose of the 2026 Equity Plan is to (a) provide eligible individuals with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability and that will benefit its shareholders and other important stakeholders, including its employees and customers, and (b) provide a means of recruiting, rewarding, and retaining key personnel.  To this end, the 2026 Equity Plan provides for the grant of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), deferred stock units, unrestricted stock, dividend equivalent rights, and other equity-based awards.

If approved by the shareholders, the 2026 Equity Plan will become effective on the date of this Annual Meeting, and the 2026 Equity Plan will replace the Citizens Financial Services, Inc. 2016 Equity Incentive Plan (the “2016 Equity Plan”), which expired as of February 16, 2026, as the means by which the Company makes equity awards to key persons. For the avoidance of doubt, no further awards will be made or are permitted to be made under the 2016 Equity Plan on or after February 17, 2026.

If the shareholders do not approve the 2026 Equity Plan, the 2026 Equity Plan will not become effective, and the Company will not be able to continue to grant equity-based awards after the date on which the 2016 Equity Plan expires.  The Board of Directors believes that, if the 2026 Equity Plan is not approved, the Company’s ability to align the interests of key persons with shareholders through equity-based compensation would be compromised, disrupting the Company’s compensation program and impairing the Company’s ability to recruit, retain and rewards key people, or requiring the Company to shift its compensation plan to provide for more cash compensation.

Notable Features of the 2026 Equity Plan

As described in more detail below, certain notable features of the 2026 Equity Plan include:
•	granting of options or SARs only at a per share exercise price at least equal to the fair market value of a share of our common stock on the grant date;
•	granting of options or SARs with a ten-year maximum term;
•	no repricing of options or SARs without prior shareholder approval;
•	no liberal share recycling;
•	a change in control definition that is not a liberal definition;
•	cash-denominated award limits for non-employee directors;
•	no reload or “evergreen” share replenishment features; and
•	a minimum holding period of at least one year following grant/vesting/exercise of awards.

Summary of the Material Terms of the 2026 Equity Plan

A summary of the material terms of the 2026 Equity Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2026 Equity Plan, a copy of which is attached as Appendix A to this Proxy Statement and which is incorporated by reference into this proposal. We encourage shareholders to read and refer to the complete plan document in Appendix A for a more complete description of the 2026 Equity Plan.

Effective Date; Term.  The 2026 Equity Plan was adopted by the Board of Directors and will become effective on April 21, 2026, subject to approval by the shareholders on such date. Unless terminated sooner in accordance with the terms of the 2026 Equity Plan or extended with shareholder approval, the 2026 Equity Plan will terminate on the day before the tenth anniversary of the Effective Date, April 20, 2036.

Administration of the 2026 Equity Plan.  The 2026 Equity Plan generally will be administered by a committee, which we refer to as the “Committee,” consisting of two or more directors of the Company. Each such director will be required to qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and for so long as our common stock is listed on the NASDAQ, an “independent director” under the NASDAQ listing rules. The Committee initially will be the Compensation/Human Resource Committee and may be a subcommittee of the Compensation/Human Resource Committee that satisfies the foregoing requirements.

The Board of Directors will also be authorized to appoint one or more committees of the Board of Directors consisting of one or more directors of the Company who need not satisfy the requirements for membership above for certain limited purposes permitted by the 2026 Equity Plan, and to the extent permitted by applicable law, the Committee will be authorized to delegate authority to the Chief Executive Officer/President of the Company and/or any other officers of the Company for certain limited purposes permitted by the 2026 Equity Plan. The Board of Directors will retain the authority under the 2026 Equity Plan to exercise any or all of the powers and authorities related to the administration and implementation of the 2026 Equity Plan. References below to the Committee include a reference to the Board of Directors or another committee appointed by the Board of Directors for those periods in which the Board of Directors or such other committee appointed by the Board of Directors is acting.

Except where the authority to act on such matters is specifically reserved to the Board of Directors under the 2026 Equity Plan or applicable law, the Committee will have full power and authority to interpret and construe all provisions of the 2026 Equity Plan, any award, and any award agreement, and take all actions and to make all determinations required or provided for under the 2026 Equity Plan, any award, and any award agreement, including the authority to:

•	designate grantees of awards;
•	determine the type or types of awards to be made to a grantee;
•	determine the number of shares of our common stock subject to an award or to which an award relates;

•	accelerate the vesting or exercisability of awards;
•	establish the terms and conditions of each award;
•	prescribe the form of each award agreement;
•	subject to the prohibition on repricing of options and SARs without shareholder approval, amend, modify, or supplement the terms of any outstanding award; and
•	make substitute awards.

Types of Awards.  The 2026 Equity Plan provides for the grant of options, SARs, restricted stock, RSUs, deferred stock units, unrestricted stock, dividend equivalent rights, and other equity-based awards.

Eligibility.  All of our employees and the employees of our “affiliates” (as defined in the 2026 Equity Plan) are eligible to receive awards under the 2026 Equity Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the 2026 Equity Plan, other than incentive stock options. As of February 1, 2026, there were 6 named executive officers, 11 non-employee directors, and approximately 410 employees of the Company and its affiliates who would be eligible to participate in the 2026 Equity Plan.

Shares Reserved for Issuance.  The maximum number of shares of common stock that may be issued under the 2026 Equity Plan (the “Share Limit”) will be equal to 250,000 shares of our common stock. The maximum number of shares of our common stock available for issuance pursuant to incentive stock options granted under the Plan will be the same as the number of shares of our common stock reserved for issuance under the 2026 Equity Plan. The shares of our common stock that are issued under the 2026 Equity Plan may be authorized and unissued shares of our common stock, treasury shares, or any combination of the foregoing.

Share Usage.  Shares of our common stock that are subject to awards, including shares of stock acquired through dividend reinvestment, will be counted against the Share Limit as one share for every one share subject to the award. The number of shares subject to any SARs awarded under the 2026 Equity Plan will be counted against the Share Limit regardless of the number of shares actually issued to settle the SARs upon exercise. If any awards terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised or paid or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of our common stock or are settled in cash in lieu of shares of our common stock, the shares subject to such awards will again be available for purposes of the 2026 Equity Plan. The Share Limit, however, will not be increased by the number of shares of our common stock (i) tendered, withheld, or subject to an award surrendered in connection with the exercise of an option, (ii) that were not issued upon the net settlement or net exercise of a stock-settled SAR, (iii) deducted or delivered from payment of an award in connection with the Company’s tax withholding obligations, or (iv) purchased by the Company with proceeds from option exercises.

Adjustments.  The number and kinds of shares of common stock for which awards may be made under the 2026 Equity Plan, including the Share Limit, will be adjusted proportionately and accordingly by the Committee if the number of outstanding shares of our common stock is increased or decreased or the shares of our common stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by the Company.

Fair Market Value Determination.  For so long as our common stock remains listed on the NASDAQ (or listed on any other established securities exchange or traded on any other securities market), the fair market value of a share of our common stock will be the closing price for a share as quoted on such exchange or market for such date. If there is no reported closing price on such date, the fair market value of a share of our common stock will be the closing price of the common stock on the next preceding date for which such quotation exists. If our common stock is not listed on an established securities exchange or traded on an established securities market, the Committee will determine the fair market value by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code. On March 6, 2026, the closing price of our common stock as reported on the NASDAQ was $61.50 per share.

Minimum Holding Period. The 2026 Equity Plan authorizes the Committee to impose such restrictions on shares of stock acquired pursuant to the exercise, vesting and/or settlement of an award as the Committee deems advisable; provided, that the shares of stock acquired pursuant to the exercise, vesting and/or settlement of an award, net of any shares of stock withheld for purposes of paying the option exercise price or purchase price (if any) for restricted stock and/or the number of shares of stock withheld to satisfy the Company’s withholding obligations, shall not be transferable until the earliest of (i) the satisfaction of a one (1)-year minimum holding period, (ii) the termination of a grantee’s service to the Company or one of its affiliates, or (iii) the consummation of a Change in Control of the Company (as defined below).

Options.   The 2026 Equity Plan authorizes our Committee to grant “incentive stock options” (as defined in Section 422 of the Code) and options that do not qualify as incentive stock options (“nonqualified options”). To the extent that the aggregate fair market value of shares of our common stock determined on the grant date with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, the option will be treated as a nonqualified option. The exercise price of each option will be determined by the Committee, provided that the per share exercise price will be equal to or greater than 100% of the fair market value of a share of our common stock on the grant date. If we were to grant incentive stock options to any ten percent shareholder, the per share exercise price will not be less than 110% of the fair market value of a share of our common stock on the grant date.

Generally, the term of an option will not exceed ten years from the grant date. If we were to grant incentive stock options to any ten percent shareholder, the term cannot exceed five years from the grant date. The Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability, or termination of employment during which options may be exercised. The vesting and exercisability of options may be accelerated by the Committee. Awards of options are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, for transfers of nonqualified options, not for value, to family members pursuant to the terms and conditions of the 2026 Equity Plan.

Stock Appreciation Rights.  The 2026 Equity Plan authorizes the Committee to grant SARs that provide the grantee with the right to receive, upon exercise of the SARs, cash, shares of our common stock, or a combination of the foregoing. The amount that the recipient will receive upon exercise of a SAR generally will equal the excess of the fair market value of a share of our common stock on the date of exercise over the SAR’s per share exercise price, which must be equal to or greater than 100% of the fair market value of a share of our common stock on the grant date. SARs will become exercisable in accordance with terms determined by the Committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten years from the grant date. Awards of SARs are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, not for value, to family members pursuant to the terms and conditions of the 2026 Equity Plan.

Restricted Stock and Restricted Stock Units.   The 2026 Equity Plan also authorizes the Committee to grant restricted stock and RSUs (including deferred stock units). Subject to the provisions of the 2026 Equity Plan, the Committee will determine the terms and conditions of each award of restricted stock and RSUs, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price (if any) for the shares of our common stock subject to the award. Restricted stock and RSUs may vest solely by the passage of time and/or pursuant to achievement of performance goals, and the restrictions and/or the restricted period may differ with respect to each award of restricted stock and RSUs. During the period, if any, when shares of restricted stock and RSUs are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by the Committee, a grantee is prohibited from selling, transferring, assigning, pledging, or otherwise encumbering or disposing of his or her shares of restricted stock or RSUs.

A grantee of restricted stock will have all the rights of a shareholder, including the right to vote the shares and receive dividends or distributions on the shares, except to the extent limited by the Committee or the 2026 Equity Plan. Grantees of RSUs will have no voting or dividend rights or other rights associated with share ownership, although the Committee may award dividend equivalent rights on such units.

Unrestricted Stock.   The 2026 Equity Plan authorizes the Committee to grant shares of unrestricted stock. Shares of unrestricted stock are free of any restrictions, and a grantee of shares of unrestricted stock will have all the rights of a shareholder, including the right to vote the shares and receive dividends or distributions on the shares, as of the grant date.

Dividend Equivalent Rights.   The 2026 Equity Plan authorizes the Committee to grant dividend equivalent rights, which are rights entitling the grantee to receive credits for dividends or distributions that would be paid if the grantee had held a specified number of shares of our common stock underlying the right. The Committee may grant dividend equivalent rights to a grantee in connection with an award under the 2026 Equity Plan, or without regard to any other award, except that no dividend equivalent rights may be granted in connection with, or related to, an option or SAR. Dividend equivalent rights may be settled in cash, shares of our common stock, or a combination of the foregoing, in a single installment or in multiple installments, as determined by the Committee.

Performance-Based Awards.  The 2026 Equity Plan authorizes the Committee to grant performance-based awards, ultimately payable in shares of our common stock or cash, in such amounts and upon such terms as determined by the Committee. Each grant of a performance-based award will have an initial cash value or an actual or target number of shares of our common stock that is established by the Committee at the grant date. The Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of shares of our common stock subject to performance-based awards that will be paid out to a grantee, and the Committee will establish the performance periods for these performance-based awards.

Other Equity-Based Awards.   The 2026 Equity Plan authorizes the Committee to grant other types of equity-based awards. Other equity-based awards are payable in cash, shares of our common stock or other equity, or a combination of the foregoing, and may be restricted or unrestricted, as determined by our Committee. The terms and conditions that apply to other equity-based awards are determined by the Committee.

Forms of Payment.   The exercise price for any option or the purchase price (if any) for restricted stock is generally payable (i) in cash or cash equivalents, (ii) to the extent the award agreement provides, by the surrender of shares of our common stock (or attestation of ownership of shares of our common stock) with an aggregate fair market value, on the date of such surrender, of the exercise price or purchase price, (iii) to the extent permissible by applicable law and to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by the Company, or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable law, including net exercise or net settlement and, for the purchase price of restricted stock, service rendered to the Company or our affiliates.

Change in Control.   If the Company experiences a “Change in Control” in which awards will not be assumed or continued by the surviving entity: (i) immediately before the Change in Control, other than performance-based awards, all restricted stock, RSUs (including deferred stock units), and dividend equivalent rights will vest, and all shares of common stock and/or cash subject to such awards will be delivered (subject to any limitations under Section 409A of the Code), and (ii) at the Committee’s discretion, (a) all options and SARs will become exercisable at least 15 days before the Change in Control and terminate if unexercised upon the consummation of the Change in Control, and/or (b) all options, SARs, restricted stock, RSUs, and dividend equivalent rights will be terminated and cashed out, redeemed for securities or other property of equivalent value. Performance-based awards will vest or become earned at the greater of (i) deemed achievement of target level performance; and (ii) actual performance as of the date reasonably proximal to the date of consummation of the Change in Control. Other equity-based awards will be governed by the terms of the applicable award agreement.

If the Company experiences a “Change in Control” in which awards will be assumed or continued by the surviving entity: (i) the awards will adjusted as appropriate as to the number of shares and type of capital stock to which the awards relate and, for options and SARs, as to the exercise price, and (ii) if the grantee’s service is terminated without “cause” (as defined in the 2026 Equity Plan) within the twenty-four (24)-month period following the consummation of such Change in Control, the grantee’s award will be fully vested as of such termination and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine (but in no event later than the original expiration of the award).

In summary, a “Change in Control” occurs under the 2026 Equity Plan if:

•
any person, other than the Company’s employee benefit plans, or any entity holding the Company’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (each, a “Benefit Plan”), is or becomes the “beneficial owner,” directly or indirectly, of (i) 19.9% or more of the combined voting power of the Company’s then-outstanding securities or (ii) there occurs a contested proxy solicitation of the Company’s shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Company’s then-outstanding securities;

•	the consummation of a merger, consolidation or other reorganization of the Company, unless:
o
under the terms of the agreement providing for such merger, consolidation or other reorganization, the shareholders immediately before the consummation will own at least 51% of the combined voting power of the resulting company (the “Surviving Corporation”), in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

o
under the terms of the agreement providing for such merger, consolidation or other reorganization, the individuals who were members of the Board of Directors immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization; and

o
based on the terms of the agreement providing for such merger, consolidation or reorganization, no person (other than (A) the Company or any subsidiary of the Company, (B) any Benefit Plan, (C) the Surviving Corporation or any subsidiary of the Surviving Corporation, or (D) any person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

•
all or substantially all of the assets of the Company are, directly or indirectly, sold, exchanged, transferred, or otherwise conveyed to another person other than an entity controlled directly or indirectly by the Company;

•	the liquidation, winding up, or dissolution of the Company, other than pursuant to bankruptcy or insolvency laws; or
•
during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Amendment, Suspension, and Termination.  The Committee may amend or suspend the 2026 Equity Plan at any time; provided that no amendment or suspension may materially impair the rights or obligations under outstanding awards, without the consent of the grantee. Our shareholders must approve any amendment to the 2026 Equity Plan to the extent determined by the Board of Directors or if such approval is required under applicable law (including the NASDAQ regulations). Our shareholders also must approve any amendment that changes the no re-pricing rules, the option exercise price rules, or the SAR exercise price rules. The Board of Directors may terminate the 2026 Equity Plan at any time; provided that no termination may materially impair the rights or obligations under outstanding awards, without the consent of the grantee.

No Repricing.  Except in connection with certain corporate transactions involving the Company, the Company may not: (i) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs; (ii) cancel or assume outstanding options or SARs in exchange for, or substitution of, options or SARs with an exercise price that is less than the exercise price of the original options or SARs; or (iii) cancel or assume outstanding options or SARs with an exercise price above the then-current fair market value in exchange for cash, awards, or other securities, in each case, unless such action is subject to and approved by our shareholders.

Summary of the U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the 2026 Equity Plan for grantees and the Company will depend on the type of award granted. The following summary description of U.S. federal income tax consequences is intended only for the general information of our shareholders. A grantee in the 2026 Equity Plan should not rely on this description and instead should consult his or her own tax advisor.

Incentive Stock Options.  The grant of an incentive stock option will not be a taxable event for the grantee or the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain or loss realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain or loss if the grantee holds the shares of our common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to a business expense deduction with respect to an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of one of our direct corporate subsidiaries from the date the incentive stock option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the shares of our common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option’s exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. If we comply with applicable reporting requirements but subject to the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Nonqualified Options.  The grant of a nonqualified option will not be a taxable event for the grantee or the Company. Upon exercising a nonqualified option, a grantee will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of our common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

If we comply with applicable reporting requirements but subject to the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a nonqualified option to a family member by gift will realize taxable income at the time the nonqualified option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of our common stock will be the fair market value of the shares of common stock on the date the nonqualified option is exercised. The transfer of vested nonqualified options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a nonqualified option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such nonqualified option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the option’s exercise price and the fair market value of the common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at that time.

Stock Appreciation Rights.   The grant of a SAR will not be a taxable event for the grantee or the Company. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the SAR’s exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements but subject to the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the shares of restricted stock are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse, and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements but subject to the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units.   The grant of restricted stock units (including deferred stock units) will not be a taxable event for the grantee or the Company. A grantee who receives restricted stock units will recognize ordinary income in an amount equal to the fair market value of the shares issued, or in the case of a cash-settled award, the amount of the cash payment made, to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements but subject to the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Stock.  The grant of unrestricted stock is a taxable event for the grantee. A grantee who receives shares of unrestricted stock will recognize ordinary income on the grant date in an amount equal to the fair market value of the shares issued, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements but subject to the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income. Upon a subsequent sale or exchange of shares of unrestricted stock, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of our common stock (generally, the amount paid for the shares plus the amount treated as ordinary income on the grant date). Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Dividend Equivalent Rights.   The grant of dividend equivalent rights will not be a taxable event for the grantee or the Company. A grantee who receives dividend equivalent rights will recognize ordinary income on the date of payment in the amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements but subject to the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G of the Code.  To the extent payments which are contingent on a Change in Control are determined to exceed certain limitations, such payments may be subject to a 20% excise tax, and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part. The 2026 Equity Plan includes a Section 280G “best after tax” provision, meaning, if any of the payments under the 2026 Equity Plan or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full.

New Awards

The 2016 Equity Plan expired on February 17, 2026. As noted in the section above entitled “Director Compensation,” pursuant to the Company’s director compensation policy, the Company’s non-employee directors receive their equity awards on a quarterly basis.  The next equity grant date would have been March 16, 2026; however, because the 2016 Equity Plan has expired, the non-employee directors will receive their March 2026 equity grants under the 2026 Equity Plan on the date of the Annual Meeting if the 2026 Equity Plan is approved by the shareholders on such date.

New Plan Benefits

Name and Position	Dollar Value ($)(1)	Number of Units(1)
Non-Executive Director Group	$64,625	-

(1)
While each non-employee director’s award will have a value of $5,875 as of March 16, 2026, the number of shares subject to each award (determined by dividing the value of the awards by the closing price of a share on the Nasdaq Stock Market on such date), will not be determinable until such date. Thereafter, while the number of shares of each award will be fixed as of March 16, 2026, the actual dollar value of such awards on the grant date (i.e., the date of the Annual Meeting) will not be determinable until the date of the Annual Meeting.

Other than the awards identified above, the awards, if any, that will be made to eligible grantees under the 2026 Equity Plan are subject to the discretion of the Committee, and thus we cannot currently determine such benefits or number of shares subject to such awards that may be granted in the future to eligible grantees under the 2026 Equity Plan. Therefore, no new plan benefits table can be provided at this time. For more information on the awards granted under the 2016 Equity Plan to our named executive officers in 2025, see the section below entitled “Outstanding Equity Awards at 2025 Fiscal Year-End.”  For more information on the awards granted under the 2016 Equity Plan to our directors in 2025, see the section above entitled “Director Compensation.”

Registration with the SEC

If the 2026 Equity Plan is approved by our shareholders, we intend to file a Registration Statement on Form S-8 relating to the 2026 Equity Plan with the SEC pursuant to the Securities Act as soon as is practicable after such approval.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the Citizens Financial Services, Inc. 2026 Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common shares that may be issued under our 2016 Equity Incentive Plan as of December 31, 2025.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by shareholders	-	-	99,781
Equity compensation plans not approved by shareholders	-	-	-
Total	-	-	99,781

Item 4 Advisory Vote on Executive Compensation

The Board is committed to excellence in governance.  As part of that commitment, and as required by federal securities laws, the Board is providing the Company’s shareholders with an opportunity to approve, on a non-binding advisory, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” the compensation tables and the related narrative discussion contained in this Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through the following resolution:

“Resolved, that the compensation of the named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement, is hereby approved.”

Because the vote is advisory, it will not be binding upon the Company or the Board.  However, the Compensation/Human Resource Committee will review and consider the outcome of the vote when making future executive compensation arrangements.

The Board unanimously recommends a vote “FOR” approval of the compensation of the named executive officers.

Compensation/Human Resource Committee Report

The Compensation/Human Resource Committee has reviewed the Compensation Discussion and Analysis that is provided by the rules established by the Securities and Exchange Commission.  Based on such review and discussion, the Compensation/Human Resource Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.  See “Compensation Discussion and Analysis.”

The Compensation/Human Resource Committee
of Citizens Financial Services, Inc. and First Citizens Community Bank

Robert W. Chappell (Chairman)
Joseph B. Bower, Jr.
Rinaldo A. DePaola
Thomas E. Freeman
Mickey L. Jones
Christopher W. Kunes
R. Joseph Landy

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides a description of our decision-making process and philosophy for compensating our named executive officers in 2025.  This discussion also describes the material components of each named executive officer’s total compensation package and details the reasoning behind the decisions made in 2025. This discussion should be read together with the compensation tables for our named executive officers located in the “Executive Compensation” section of this proxy statement.

Our 2025 named executive officers are Randall E. Black – Chief Executive Officer/President, Stephen J. Guillaume – Executive Vice President/Chief Financial Officer, David Z. Richards, Jr. – Senior Executive Vice President/Director of Emerging Markets, Jeffrey L. Wilson – Senior Executive Vice President Chief Credit Officer, and Jeffrey R. White – Executive Vice President/Chief Operating Officer.

Executive Summary

It is the intent of the Compensation/Human Resource Committee to provide our named executive officers with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term shareholder value.  In addition, we have structured our executive compensation program to include elements that are intended to create an appropriate balance between risk and reward.

Fiscal Year 2025 Company Performance

The Company had net income of $36.6 million for 2025, which was $8.8 million more than 2024’s net income of $27.8 million, and is the highest in the Company’s history.  The increase was due to an expansion of our margin from 3.13% in 2024 to 3.50% in 2025. The increase in the margin was due to a decrease in the interest expense associated with interest-bearing liabilities due to decrease in short-term market interest rates in response to the Federal Reserve’s activities associated with the Fed Funds rate.  Organic loan growth for 2025 was $37.4 million, while deposits decreased $5.0 million due to a $33.1 million decrease in brokered deposit levels.

2025 highlights include:

•
Earning levels.  For the year ended December 31, 2025, net income totaled $36.6 million, which compares to net income of $27.8 million for the year ended December 31, 2024, an increase of $8.8 million, or 31.5%.  The increase was driven by the increase in net interest income before the provision of $11.5 million when comparing 2025 to 2024.  This increase was driven by the increase in the net interest margin to 3.50% in 2025.  The yield on interest earning assets increased 10 basis points to 5.66%, while the cost of interest-bearing liabilities decreased 31 basis points to 2.69%. Non-interest income decreased $1.1 million during 2025 due to the Company selling a division and its related assets to a third party and recognizing a gain of $1.1 million in 2024.  Non-interest expenses decreased $0.7 million when comparing 2025 to 2024.

•
Solid performance metrics.  Basic earnings per share of $7.62 for 2025 compares to basic earnings per share of $5.80 for 2024.  Return on equity for the years ended December 31, 2025 and 2024 was 11.51% and 9.59%, respectively, while return on assets was 1.21% and 0.93%, respectively.  If the impact of the division sold is excluded from 2024’s results, return on equity for the year ended December 31, 2024 would have been 9.84%.

•
Growth.   Total assets increased $38.8 million, or 1.3%, to close the year at $3.06 billion as of December 31, 2025, compared to $3.03 billion at December 31, 2024, due to organic loan growth in 2025 and investment purchases.  Net loans ended 2025 at $2.33 billion, an increase of 1.6%, or $36.3 million, which was primarily due to growth in commercial and agricultural real estate loans.  Consumer loans decreased $21.3 million due to a decrease in student loans.  Total deposits decreased $5.0 million, or 0.2%, to $2.38 billion at December 31, 2025 due to a decrease in brokered deposits of $33.1 million.

•
Asset quality.   Asset quality remains solid for the Company.  Non-performing assets totaled $29.2 million as of December 31, 2025 compared to $28.6 million as of December 31, 2024.  Non-accrual loans and loans past due 90 days or more increased $0.9 million.  Foreclosed assets decreased $0.3 million and is currently comprised of one large construction loan foreclosed on during 2024.  As a result, the ratio of non-performing assets to total loans was 1.24% at December 31, 2025 and 2024.  Annualized net charge-offs remain low at 0.03% for 2025 compared to 0.11% for 2024, which were elevated for the charge-offs associated with the division sold in 2024.

•
Shareholder return.  Cash dividends per share increased 2.5% for the year ended December 31, 2025, resulting in $1.98 per share being paid, compared to $1.93 per share being paid for the year ended December 31, 2024, after adjusting for the 2025 stock dividend paid in June.

Refer to Appendix B for a reconciliation of non-GAAP to GAAP measures.

Fiscal Year 2025 Compensation Decisions

Against the backdrop of our solid financial performance and shareholder return, the Compensation/Human Resource Committee, based in part on input from our Chief Executive Officer/President, took the following actions related to our named executive officers’ compensation and benefit arrangements for 2025:

•
Chief Executive Officer/President. The Board of Directors conducted a performance review of Mr. Black during 2024 for purposes of determining his 2025 compensation.  The Board of Directors concluded that Mr. Black continues to exhibit strong business and leadership skills and is moving the Company in a direction that continues to enhance long-term shareholder value.  Based on this review, the Board of Directors approved a 12.50% increase in Mr. Black’s compensation.  In addition, the Company allowed the term of Mr. Black’s employment agreement to extend through June 2028.

•
Other Named Executive Officers. Mr. Black conducted a performance review of our other named executive officers and determined that the officers continue to contribute greatly to the success of the Company and its affiliates.  Based on this review, the Board of Directors approved an 18.48% increase in Mr. Guillaume’s compensation, a 5.00% increase in Mr. Richards’ compensation, a 13.64% increase in Mr. Wilson’s compensation, and a 3.00% increase in Mr. White’s compensation.  In addition, the Company entered into a Change in Control Severance Agreement with Mr. White on December 18, 2025.

•
Annual Incentives. As a result of our strong financial performance and the successful achievement of individual performance goals, our named executive officers earned awards under our Annual Incentive Plan for 2024 and the awards were distributed in the second calendar quarter of 2025. The awards (if any) under the Annual Incentive Plan for 2025 have not yet been determined; however, the Compensation/Human Resource Committee expects the plan calculations to be made and awards determined (if any) by June 2026. See “Performance-Based Compensation” for additional information on the Annual Incentive Plan for 2025. See also “Grants of Plan-Based Awards During 2025” for information on potential incentive awards under the Annual Incentive Plan for 2025.

Say-on-Pay

In 2025, we provided our shareholders with a non-binding advisory vote on the compensation of our named executive officers (a “say-on-pay” vote).  At our 2025 annual meeting of shareholders, approximately 89% of the votes cast approved our advisory vote on executive compensation.  After considering our 2025 say-on-pay voting results and the advice from our compensation consultant, the Compensation/Human Resource Committee determined that it was appropriate to maintain the overall core design of our executive compensation program and, therefore, did not make any changes to the Company’s executive compensation program in response to the 2025 say-on-pay voting results.  The Compensation/Human Resource Committee expects to consider future say-on-pay votes and investor feedback when making decisions relating to our executive compensation program, policies and practices.

Compensation Philosophy

Our compensation and benefits program for our named executive officers is designed to provide a competitive compensation package which includes a performance-based component that is paid in cash and Company stock.  Specifically, the program is designed to accomplish the following objectives:

•	Align the interests of executives with the interests of shareholders in the creation of long-term shareholder value;

•	Reinforce key business objectives and deliver executive benefits in a cost-effective manner;

•	Encourage management ownership of our common stock; and

•	Attract and retain talented members of senior management.

Management and our Compensation/Human Resource Committee work together to ensure that our named executive officers are held accountable and rewarded for delivering superior performance and enhanced shareholder returns.

Elements of Our Compensation and Benefits Program

 To achieve our objectives, we structured a compensation and benefit program that provides our named executive officers with the following:

•	Base salary;

•	Performance-based cash compensation through our Annual Incentive Plan and/or 2016 Equity Incentive Plan;

•	Long-term equity awards through our Annual Incentive Plan;

•	Retirement benefits; and

•	Employment and change in control severance agreements.

The elements of a named executive officer’s total compensation package vary depending upon the executive’s job position and responsibilities.

Base Salary

Base salaries are used to reward our executives for performing the core responsibilities of their positions and to provide them with a level of security with respect to a portion of their total compensation.  The Compensation/Human Resource Committee considers compensation information sourced by American Bankers Association Compensation and Benefits Survey Report, Balanced Comp Salary & Incentive Survey, Blanchard Consulting Group Salary and Cash Compensation Survey, Compdata Compensation Data Banking & Finance Survey, Crowe Bank Compensation and Benefits Survey, Economic Research Institute’s Salary Assessor, and Mercer Commercial Banking Survey, as provided by our compensation consultants, when determining base salaries for our named executive officers, along with other factors, such as an executive’s qualifications, experience, position responsibilities and performance in relation to established goals.  See “Peer Group” for information on the financial institutions that make up our peers for 2025.  The Compensation/ Human Resource Committee reviews the base salaries for our named executive officers on an annual basis.

Performance-Based Compensation

Our Annual Incentive Plan is designed to recognize and reward participants for their collective and individual contributions to our success.  The objectives of the Annual Incentive Plan are to: (i) reward results, not effort; (ii) align our strategic plan, budget and shareholder interests with participant performance; (iii) motivate and reward participants for achieving and potentially exceeding performance goals; (iv) align incentive pay with performance; (v) enable us to attract and retain the talent needed to drive our success, and (vi) encourage teamwork across the Company and Bank.  The Compensation/Human Resource Committee in consultation with executive management administers the Annual Incentive Plan.  All of our named executive officers participated in the Annual Incentive Plan during 2025.  The Annual Incentive Plan awards (if any) will be paid out in cash and grants of restricted stock in accordance with the terms of the Annual Incentive Plan and the 2016 Equity Incentive Plan to all of our named executive officers who have not reached retirement eligibility.  For Messrs. Black, Richards, and Wilson, who have reached retirement eligibility, the Annual Incentive Plan awards (if any) will be paid out in cash and/or fully vested shares of stock in accordance with the terms of the Annual Incentive Plan and the 2016 Equity Incentive Plan.

The incentive award opportunities noted below are shown as a percentage of base salary.  For purposes of the Annual Incentive Plan, “base salary” is defined as compensation earned by a participant for services rendered, excluding the following items: profit sharing contributions, discretionary incentive compensation, cash payments received for waiving employer-paid health insurance, cell phone allowances and fringe benefits.

	2025 Annual Incentive Plan Opportunities
Name	Minimum	Target	Maximum
Randall E. Black	50.0%	75.0%	100.0%
Stephen J. Guillaume	17.5%	26.3%	35.0%
David Z. Richards, Jr.	17.5%	26.3%	35.0%
Jeffrey L. Wilson	17.5%	26.3%	35.0%
Jeffrey R. White	17.5%	26.3%	35.0%

The performance period under the Annual Incentive Plan is the calendar year.  However, the administrative procedures necessary to calculate the awards under the Annual Incentive Plan have not yet been completed for 2025.  The Company expects to receive the peer group data necessary to calculate the incentive awards (if any) by the end of June 2026.  If at least one of the applicable performance measures is achieved above the threshold performance level, then plan participants will receive a payout under the Annual Incentive Plan at the discretion and, subject to the approval, of the Compensation/Human Resource Committee and/or Board.  If our named executive officers receive a payout under the Annual Incentive Plan, the payout will be distributed in cash and, with respect to all of our named executive officers except for Messrs. Black, Richards, and Wilson (who have reached retirement eligibility) through grants of restricted shares of Company common stock pursuant to the 2016 Equity Incentive Plan.  The total award is dependent upon the executive’s achievement of his performance goals and job position.  See “Grants of Plan-Based Awards During 2025” for information on potential payouts under the Annual Incentive Plan.

Performance Measures under the Annual Incentive Plan for 2025

There are two (2) categories in which performance is measured under the Annual Incentive Plan: Company/Bank performance and branch/departmental performance.  The Company/Bank performance goals focus on core measures of profitability, risk and compliance, credit quality and efficiency of Company and Bank resources.

For 2025, our Company/Bank goals consisted of return on equity compared with a regional peer group (using a three year average for 2025), efficiency ratio (compared to a regional peer group using a three year average for 2025), net interest income growth (compared to a regional peer group using a three year average for 2025), non-performing assets to total assets (compared to a regional peer group using a three year average for 2025), and net charge-offs to average total loans (using a three year average for 2025).  An overall satisfactory regulatory rating, and individual employee performance review rating of competent are required.  Should these measures not be met, no incentive award is granted.  Branch goals included various measures, most notably loan and deposit growth, and branch profitability targets.  Departmental goals included various projects, strategic initiatives and work performance measurements.  The Annual Incentive Plan’s components have varying weights assigned, as well as varying award opportunities based upon job function.

The following chart sets forth the 2025 goal weighting for our named executive officers:

Name	Company/Bank	Branch/Departmental
Randall E. Black	85%	15%
Stephen J. Guillaume	65%	35%
David Z. Richards, Jr.	60%	40%
Jeffrey L. Wilson	60%	40%
Jeffrey R. White	65%	35%

Long-Term Equity Incentives/Stock Grant Practices

Certain executives and members of senior management who participate in our Annual Incentive Plan, including our named executive officers, and who are not retirement eligible (as defined in the Bank’s tax qualified retirement plan) receive payment of awards under the Annual Incentive Plan, if any, 70% in the form of cash and 30% in the form of restricted stock granted under our 2016 Equity Incentive Plan.  The purpose of paying a portion of the Annual Incentive Plan awards earned by these executives, if any, in the form of restricted stock is to further align their interests with shareholder interests, closely link their compensation with our performance, and maintain high levels of executive stock ownership.  The grants of restricted stock are tied to satisfaction of performance goals set forth under our Annual Incentive Plan.  See “Performance-Based Compensation” for information on specific performance goals for our named executive officers.  In general, restricted stock awards vest ratably over a three-year period commencing on the first anniversary of the date of grant and continuing each anniversary date thereafter, subject to the executive’s continued employment through the applicable vesting date.  Messrs. Guillaume and White are our named executive officers who are not retirement eligible and receive a portion of their earned Annual Incentive Plan awards, if any, in the form of restricted stock.  The restricted stock award agreements for Messrs. Guillaume and White provide that vesting will accelerate in the event of death, disability, retirement, change in control or involuntary termination without cause.  Pursuant to the terms of the Annual Incentive Plan, Messrs. Black, Richards, and Wilson, who each are retirement eligible, may elect to receive their earned Annual Incentive Awards, if any, 100% in the form of cash or up to 30% in the form of stock.  Messrs. Black, Richards, and Wilson have each elected to receive 100% of their earned Annual Incentive Plan awards, if any, in the form of cash.

The Compensation/Human Resource Committee’s process with respect to the determination of grant dates is made after carefully considering our timing of earnings releases and/or other material nonpublic information to ensure that there is no manipulation of the market to an executive’s benefit.  Similarly, we never time the release of material nonpublic information to affect the value of executive compensation.  In general, the release of such information reflects established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

Retirement Benefits

We provide retirement benefits to our named executive officers through our tax-qualified defined benefit pension plan, our tax-qualified defined contribution plan, and non-qualified supplemental executive retirement plans (“SERPs”).  Effective January 1, 2008, we converted our traditional defined benefit pension plan to an account balance-based pension plan, which is also referred to as a cash balance plan.  Under our cash balance plan, participants are credited with a percentage of their compensation each year and, upon termination of employment, may receive their benefit in a lump sum or in monthly installments.  Our tax-qualified defined contribution plan (the “401(k) plan”) provides our eligible employees with a vehicle to defer a portion of their compensation and invest their elective deferrals in a variety of investment funds.  In addition, the 401(k) plan provides for an employer safe harbor matching contribution to eligible participants equal to 100% of a participant’s elective deferrals that are not in excess of 1% of the participant’s compensation, plus 50% of the participant’s elective deferrals that exceed 1% of compensation.  In no event will the employer safe harbor matching contributions exceed 3.5% of a participant’s compensation in a plan year.  Messrs. Guillaume, Richards, and White are not eligible to participate in the cash balance plan due to their hire dates.  Messrs. Guillaume, Richards, and White, however, are eligible to receive an annual discretionary 401(k) plan contribution from the Bank equal to a percentage of his base compensation.  We view our retirement benefits as a means of providing financial security to our employees after they have spent a substantial portion of their careers with us.

In addition to our cash balance plan and 401(k) plan, we also provide Mr. Black with SERP benefits.  The SERP serves to help us attract and retain executive talent by providing Mr. Black with a supplemental retirement benefit equal to a specific percentage (16.4%) multiplied by the highest average annual cash compensation earned by Mr. Black during any three (3) non-consecutive completed calendar years of service in the ten (10) completed calendar years preceding Mr. Black’s termination of employment.  Mr. Black is 100% vested in his accrued SERP benefit.  The SERP benefits are intended to provide supplemental retirement benefits to the executive.  Under the defined benefit pension plan, tax qualifications are limited by certain IRS provisions.  We believe providing SERP benefits to our top management is consistent with the retirement benefits provided to similarly situated executives in our peer group.  See “Executive Compensation—Retirement Benefits”.

We have also implemented a non-qualified deferred compensation plan to provide supplemental funds for retirement for eligible employees through discretionary annual contributions made by the Bank.  The non-qualified deferred compensation plan also allows eligible employees to elect to defer receipt of all or a portion of their base salary and/or bonus compensation until a future date.  The Bank implemented this plan in December 2018.

Employment Agreement and Change in Control Severance Agreements

We currently maintain an employment agreement with Mr. Black that we believe is consistent with the agreements provided to senior executive officers in our peer group.  The Compensation/Human Resource Committee believes that the employment agreement with Mr. Black serves the interests of our Company and its shareholders by providing stability in management, outlining the terms and conditions of employment and ensuring that if a change in control is ever under consideration, Mr. Black will be able to advise our board of directors about the potential transaction in the best interests of shareholders, without being unduly influenced by personal considerations of losing his job.  See “Executive Compensation—Employment Agreement” for additional details. In addition to the employment agreement with Mr. Black, we have entered into Change in Control Severance Agreements with Messrs. Guillaume, Richards, Wilson, and White. See “Executive Compensation—Change in Control Severance Agreements” for additional details.

Role of Compensation/Human Resource Committee

The Compensation/Human Resource Committee reviews and approves all of the elements of compensation for Mr. Black annually to ensure we are competitive in the marketplace and that the mix of benefits accurately reflects our compensation philosophy.  The Compensation/Human Resource Committee operates under a written charter that establishes its responsibilities.  The Compensation/Human Resource Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Compensation/Human Resource Committee’s role.  Under the charter, the Compensation/ Human Resource Committee is also charged with general responsibility for the oversight and administration of the Bank and Company sponsored compensation and benefit plans.  The charter also authorizes the Compensation/ Human Resource Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.  During 2025, the Compensation/Human Resource Committee retained the services of Blanchard Consulting Group to assist the Compensation/Human Resource Committee in performing its various duties within industry practice.  Blanchard Consulting Group advised the committee on compensation programs for senior management and executives of the Bank.

When making compensation decisions, the Compensation/Human Resource Committee considers salary survey data to understand compensation paid to similarly situated executives in our peer group.  See “Peer Group” for a list of the publicly traded financial institutions that make up our peers.  In addition to peer data, our Compensation/Human Resource Committee also looks at internal pay equity, individual and company performance and relative shareholder return when making compensation decisions.

Role of Management

Management provides data, analyses, input and recommendations to the Compensation/Human Resource Committee through Mr. Black.  The Compensation/Human Resource Committee gives significant weight to Mr. Black’s evaluation of each named executive officer’s performance and recommendation of appropriate compensation.  However, Mr. Black does not participate in any decisions relating to his own compensation.  Blanchard Consulting Group provides Mr. Black with salary survey data for purposes of considering base pay adjustments for Messrs. Richards, Wilson and White.  Mr. Black provides the Board of Directors with salary survey data for purposes of considering base pay adjustments for Mr. Guillaume.

Role of Compensation Consultant

During 2025, the Compensation/Human Resource Committee retained the services of Blanchard Consulting Group to assist the Compensation/Human Resource Committee in performing its various duties within industry practice.  Blanchard Consulting Group advised the committee on compensation programs for senior management and executives of the Bank.  Additionally, the Committee utilized data provided by American Bankers Association Compensation and Benefits Survey Report, Balanced Comp Salary & Incentive Survey, Blanchard Consulting Group Salary and Cash Compensation Survey, Compdata Compensation Data Banking & Finance Survey, Crowe Bank Compensation and Benefits Survey, Economic Research Institute’s Salary Assessor, Mercer Commercial Banking Survey, and L.R. Webber Associates, Inc. to evaluate the salary ranges and incentive awards for our named executive officers.

Peer Group

The Compensation/Human Resources Committee considers information about the practices and financial performance of its peers when making compensation decisions.  The Compensation/Human Resources Committee reviews our peer group and determines if adjustments are necessary to reflect the business model and demographics of the Company.  Our incentive peer group is disclosed by the Compensation/Human Resource Committee, but we might use information from other institutions when looking at compensation.  In 2025, our incentive peer group was changed with four banks being removed and four banks being added, because of acquisitions which dissolved existing banks and to more closely align with our asset size.  Our 2025 incentive peer consisted of the following community banks and thrifts in Pennsylvania, New York, and New Jersey with total assets between $1.9 billion and $5.4 billion:

Financial Institution	City / Town	State
Orrstown Financial Services, Inc.	Harrisburg	PA
Peoples Financial Services Corp.	Scranton	PA
Arrow Financial Corporation	Glens Falls	NY
First Bank	Hamilton	NJ
Ponce Financial Group, Inc.	Bronx	NY
Chemung Financial Corporation	Elmira	NY
Unity Bancorp, Inc.	Clinton	NJ
Citizens & Northern Corporation	Wellsboro	PA
Fidelity D & D Bancorp, Inc.	Dunmore	PA
ACNB Corporation	Gettysburg	PA
Meridian Corporation	Malvern	PA
Norwood Financial Corp.	Honesdale	PA
ENB Financial Corp.	Ephrata	PA
Franklin Financial Services Corporation	Chambersburg	PA
QNB Corp.	Quakertown	PA

Executive Perquisites

We annually review the perquisites that we make available to our named executive officers.  The primary perquisites for our named executive officers are certain club dues.

Stock Ownership Guidelines

We do not maintain stock ownership guidelines for our named executive officers.  However, all of our named executive officers participate in our Annual Incentive Plan, and we believe they generally maintain a meaningful interest in our Company stock through their participation in the plan and through individual purchases and holdings outside the plan.  See “Stock Ownership” for information on Company stock owned by our named executive officers.

Tax and Accounting Considerations

In evaluating compensation program alternatives, the Compensation/Human Resource Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to their chief executive officers and certain other current and former named executive officers. The Compensation/Human Resource Committee believes it is important to maintain flexibility in designing compensation programs that it considers to be effective and in the best interests of our stockholders, even if that approach results in payments that are not deductible under Section 162(m).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning the total compensation awarded, earned or paid to the principal executive officer of the Company, the principal financial officer of the Company, and our other three most highly compensated executives.  These five officers are referred to as our “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Randall E. Black CEO & President of the Company and Bank	2025 2024 2023	675,000 600,000 575,000	250 250 250	89,969 1,615 16,676	- 545,991 519,918	342,217 156,927 57,397	105,207 94,814 90,084	1,212,643 1,399,597 1,259,325
Stephen J. Guillaume Executive Vice President, Chief Financial Officer, Treasurer of the Company and Bank	2025	250,000	9,093(6)	19,732	-	-	41,175	320,000
David Z. Richards, Jr. Senior Executive Vice President, Director of Emerging Markets	2025 2024 2023	327,600 312,000 300,000	250 250 250	- 24,035 45,109	- 83,265 56,165	- - -	67,959 66,838 62,223	395,809 486,388 463,747
Jeffrey L. Wilson Senior Executive Vice President, Chief Credit Officer	2025 2024	275,000 242,000	250 250	- -	- 64,367	62,875 42,284	43,876 34,440	382,001 383,341
Jeffrey R. White Executive Vice President, Chief Operating Officer	2025	283,250	25,250	8,012	-	-	43,162	359,674
(1)
Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Board Accounting Standards Codification Topic 718– Share Based Payment based on the per share price on the date of grant.  For 2025, the stock award for Mr. Black constituted 1,552 shares received as a stock bonus, based on a per share price of $57.97, which shares were vested upon grant.  For 2025, the stock award for Mr. Guillaume constituted a grant of 331 restricted shares, based on a per share price of $56.82, that vest in three approximately equal annual installments commencing on May 21, 2026, and 15 shares received for years of service, based on a per share price of $61.65, which shares were vested upon grant.  For 2025, the stock award for Mr. White constituted 141 restricted shares, based on a per share price of $56.82, that vest in three approximately equal annual installments commencing on May 21, 2026.  The 331 and 141 restricted shares granted to Messrs. Guillaume and White, respectively, relate to the equity portion of the Annual Incentive Plan for performance related to calendar year 2024.

(2)
Represents cash awards earned by each executive under the Annual Incentive Plan.  Amounts for 2025 have not yet been determined.  We expect to be able to determine the Annual Incentive Plan awards for 2025 by the end of June 2026.

(3)	Represents increase/(decrease) in pension value for tax-qualified and supplemental pension benefits for the executive officer.
(4)	Amounts stated in this column for 2025 consist of:

Name	401(k) Match Contribution ($)	Life Insurance Premiums ($)	Auto Benefits ($)	Club Dues ($)	Deferred Compensation Plan Award ($)	Miscellaneous ($)(a)	Total ($)
Randall E. Black	12,250	5,128	7,702	4,780	67,500	7,847	105,207
Stephen J. Guillaume	18,190	630	-	-	20,000	2,355	41,175
David Z. Richards, Jr.	22,600	5,334	6,000	-	32,760	1,265	67,959
Jeffrey L. Wilson	11,910	2,772	-	-	27,500	1,694	43,876
Jeffrey R. White	11,478	420		-	27,500	3,764	43,162

(a)
Miscellaneous items would include, if applicable:  gross up on years of service award, cash dividends on restricted stock, stock dividends on restricted stock, imputed income from split dollar bank owned life insurance, spouse expense at Bank conference, Christmas gift, and insurance opt out.

(5)	Represents a Christmas bonus paid to all eligible employees.
(6)	Includes a discretionary 5-year award based on performance which vested in 2025.

CEO Pay Ratio

The CEO pay ratio for 2025 is not calculable at this time because Mr. Black’s 2025 Annual Incentive Plan award has not yet been determined.  In accordance with Securities and Exchange Commission rules, we will disclose the CEO pay ratio for 2025 once Mr. Black’s bonus amount for 2025 is determined, which we anticipate will occur by the end of June 2026.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last four completed calendar years.  In determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table.  The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2022 to 2025 calendar years. Note that compensation for our named executive officers (“NEOs”) other than our Chief Executive Officer (“CEO”) is reported as an average.

					Value of Initial Fixed $100 Investment based on:
Year	Summary Comp. Table Total for CEO(4) ($)	Comp. Actually Paid to CEO(3) ($)	Average Summary Comp. Table Total for Non-CEO NEOs(4) ($)	Average Comp. Actually Paid to Non-CEO NEOs(3) ($)	Investment Based On TSR	Peer Group TSR(1)	Net Income ($)(2)	Return on Equity (%)
2025	1,212,643(5)	1,027,649(5)	364,371(5)	353,094(5)	125	153	36,572	11.51
2024	1,399,597	1,278,195	399,065	398,075	133	143	27,818	9.59
2023	1,259,325	1,250,419	608,233	572,769	130	127	17,811	7.39
2022	1,444,882	1,325,720	469,497	443,438	148	127	29,060	14.42
2021	1,648,879	1,418,622	462,656	423,070	113	137	29,118	14.17

(1)	The Peer Group Total Shareholder Return amounts are determined based on the KBW NASDAQ Regional Banking Index.
(2)	Presented in thousands.

(3)	Compensation actually paid (“CAP”) is defined by the SEC and is computed by starting with the “Total” column of the Summary Compensation Table (“SCT”) for each year and then:
•	subtracting the amount in the “Restricted Stock Awards” column of the SCT for such year,
•
adding, for all unvested equity awards granted during the reporting year and outstanding on the last day of the reporting year, the fair value as of the last day of the reporting year, utilizing the same assumptions as the Outstanding Equity Awards at 2025 Fiscal Year-End table below.

•
adding, for all unvested equity awards granted prior to the reporting year and outstanding on the last day of the reporting year, the change in fair value from the last day of the preceding year to the last day of the reporting year, utilizing the same assumptions as the Outstanding Equity Awards at 2025 Fiscal Year-End table below.

•	adding, for equity awards vesting during the reporting year, the change in fair value from the last day of the preceding year to the vesting date,
•	adding the value of any dividends or other earnings paid in the reporting year on unvested equity awards that are not otherwise included in the total compensation for the reporting year,
•	subtracting the amount in the “Change in Pension Value & Nonqualified Deferred Compensation Earnings” column of the SCT for such year, and
•
adding, for all defined benefit and actuarial pension plans, (A) the service cost, calculated as the actuarial present value attributable to services rendered during the reporting year, plus (B) the prior service cost, calculated as the entire cost of benefits granted in a plan amendment during the reporting year that are attributed by the benefit formula to services rendered in periods prior to the amendment.

For this purpose, the fair value of equity awards is computed in a manner consistent with the fair value methodology used to report Outstanding Equity Awards at Fiscal Year-End.  This may result in a difference in the share value input used for the fair value calculation at year-end when compared to the share value used for performance-based share awards at time of award. The following tables reflect the adjustments made to SCT total compensation to compute CAP for the position of CEO and average CAP for our other NEOs:

CEO SCT Total to CAP Reconciliation	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)
SCT Total Compensation	1,212,643	1,399,597	1,259,325	1,444,882	1,648,879
SCT Stock Awards	(89,969)	(1,615)	(16,676)	(20,944)	(13,712)
Fair Value of New Unvested Equity Awards	-	-	-	-	-
Change in Fair Value of Existing Unvested Equity Awards	-	-	-	-	-
Change in Fair Value of Vesting Equity Awards	-	-	-	-	13,702
Fair Value of New Vested Equity Awards	89,969	1,615	16,676	20,944	13,702
Fair Value as of Prior Year-end of Equity Awards Forfeited	-	-	-	-	-
Dividends on Unvested Equity Awards	-	-	-	-	1,990
SCT Change in Pension Value & Nonqualified Deferred Compensation Earnings	(342,217)	(156,927)	(57,397)	(186,483)	(418,139)
Service Cost & Prior Service Cost	157,223	35,525	48,491	67,321	172,200
CAP	1,027,649	1,278,195	1,250,419	1,325,720	1,418,622

Average Non-CEO NEOs SCT Total to CAP Reconciliation	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)
SCT Total Compensation	364,371	399,065	608,233	469,497	462,656
SCT Stock Awards	(6,936)	(8,012)	(27,182)	(10,037)	(8,305)
Fair Value of New Unvested Equity Awards	6,728	11,755	19,448	4,757	4,097
Change in Fair Value of Existing Unvested Equity Awards	(472)	(263)	(2,862)	1,074	448
Change in Fair Value of Vesting Equity Awards	(7,096)	(2,831)	2	687	3,863
Fair Value of New Vested Equity Awards	231	0	4,716	5,830	4,202
Fair Value as of Prior Year-end of Equity Awards Forfeited	-	-	-	-	-
Dividends on Unvested Equity Awards	644	706	765	303	850
SCT Change in Pension Value & Nonqualified Deferred Compensation Earnings	(15,719)	(18,898)	(55,069)	(48,463)	(80,611)
Service Cost & Prior Service Cost	11,343	16,553	24,718	19,790	35,870
CAP	353,094	398,075	572,769	443,438	423,070

(4)	The CEO for each year is Randall E. Black.

The Non-CEO NEOs for each year are as follows:

•	For 2025: Stephen J. Guillaume, David Z. Richards, Jr., Jeffrey L. Wilson, and Jeffrey R. White
•	For 2024: David Z. Richards, Jr., Jeffrey L. Wilson, and Mickey L. Jones
•	For 2023: Mickey L. Jones and David Z. Richards, Jr.
•	For 2022: Mickey L. Jones and Stephen J. Guillaume
•	For 2021: Mickey L. Jones and Stephen J. Guillaume

(5)
Amounts for 2025 do not reflect any award payable to the Company’s named executive officers under the Annual Incentive Plan and the award amounts for 2025 have not yet been determined.  We expect to be able to determine the Annual Incentive Plan awards for 2025 by the end of June 2026.

Relationship Between Pay and Performance
Below are graphs showing the relationship of “compensation actually paid” to our CEO and the average for our Non-CEO NEOs in 2022, 2023, 2024, and 2025 relative to (i) the total shareholder return of our common stock and (ii) our net income.

(1)
Amounts for 2025 do not reflect any award payable to the Company’s named executive officers under the Annual Incentive Plan and the award amounts for 2025 have not yet been determined.  We expect to be able to determine the Annual Incentive Plan awards for 2025 by the end of June 2026.

(2)	The Peer Group Total Shareholder Return amounts are determined based on the KBW NASDAQ Regional Banking Index.
(1)
Amounts for 2025 do not reflect any award payable to the Company’s named executive officers under the Annual Incentive Plan and the award amounts for 2025 have not yet been determined.  We expect to be able to determine the Annual Incentive Plan awards for 2025 by the end of June 2026.

(1)
Amounts for 2025 do not reflect any award payable to the Company’s named executive officers under the Annual Incentive Plan and the award amounts for 2025 have not yet been determined.  We expect to be able to determine the Annual Incentive Plan awards for 2025 by the end of June 2026.

As also required by Item 402(v) of Regulation S-K, below is an unranked list of the most important financial measures used by the Company to link executive compensation actually paid to each NEO to Company performance for the 2025 fiscal year:

•	Return on equity compared with a regional peer group (using a three year average for years 2021 to 2025)
•	Efficiency ratio (compared to a regional peer group using a three year average for years 2021 to 2025)
•	Net interest income growth (compared to a regional peer group using a three year average for years 2021 to 2025)
•	Non-performing assets to total assets (compared to a regional peer group using a three year average for years 2021 to 2025)
•	Net charge-offs to average total loans (using a three year average for years 2021 to 2025)

Each of these performance measures is described in detail in the Compensation Discussion and Analysis section.

Employment Agreement

The Company and the Bank are parties to an employment agreement with Mr. Black.  The employment agreement provides for a three-year term, which automatically renews on June 1 of each year to maintain a three-year term, unless either party notifies the other party in writing at least 90 days prior to June 1 of such party’s intent not to renew the agreement beyond the existing term, or the agreement is terminated by the Company, the Bank or Mr. Black in accordance with its terms.  The current term of the employment agreement expires on June 1, 2028.  The employment agreement provides for an annual salary review, however in no event may the base salary be reduced below the base salary in effect at the time of such review.  In addition to base salary, the employment agreement provides for, among other things, participation in various employee benefit plans, as well as furnishing certain fringe benefits available to similarly situated executive personnel.

The employment agreement contains a restrictive covenant which prohibits Mr. Black from engaging in employment that would compete with the services provided by the Company and the Bank.  In addition, the restrictive covenant contains a non-solicitation clause.  The duration of the restrictive covenant varies based on the circumstances of the executive’s termination of employment.  In the event Mr. Black is terminated by the Company or the Bank for Cause (as defined in the agreement) the term of the restrictive covenant is one (1) year from the executive’s termination date.  In the event the executive voluntarily resigns with or without Good Reason (as defined in the agreement) or the Company or Bank terminates his employment without Cause, the term of the restrictive covenant will be two (2) years from his termination date.  In the event of termination following a Change in Control (as defined in the agreement) which results in the payment of severance under the employment agreement, the executive will be subject to the restrictive covenant for a period of three (3) years following his termination of employment.  The employment agreement provides for an exception to the restrictive covenant in the event the executive’s employment is terminated by the Company or the Bank for Cause or he terminates his employment without Good Reason.  Under these circumstances, the executive may engage in the practice of public accounting and will not be deemed in violation of the restrictive covenant in his employment agreement.  See “Executive Compensation - Potential Post-Termination Benefits” for information on termination benefits provided under the employment agreement.

Change in Control Severance Agreements

The Bank (and the Company as guarantor) are parties to a change in control severance agreement with each of Messrs. Guillaume, Richards, Wilson, and White.  Pursuant to the terms of each of the Change in Control Severance Agreements, in the event the executive’s employment (i) during the period between the execution of an agreement to effect a Change in Control of the Company (as defined in the 2016 Equity Plan or any successor plan) and the date of such Change in Control, is terminated by the Company or the Bank without “Cause” (as defined in the Change in Control Severance Agreements)) or (ii) during the period between the date of a Change in Control of the Company and the two-year anniversary of such Change in Control, is terminated by the Company or the Bank without Cause, due to the executive’s retirement, death or disability, or by the executive for “Good Reason” (as defined in the Change in Control Severance Agreements) (such termination under (i)-(ii), a “Qualifying Termination), the executive will be entitled to receive (a) all accrued but unpaid amounts, including (1) base salary, (2) reimbursement of expenses, (3) vacation and sick leave, and (4) any vested benefits to which the executive is entitled to receive under any plan, policy, practice or program of the Company or the Bank (the “Accrued Amounts”), and (b) the following payments and benefits: (1) a lump-sum payment equal to one times the sum of (A) the executive’s then-current annual base salary and (B) an amount equal to the average of the annual cash incentive bonuses paid to the executives with respect to the three consecutive calendar years immediately prior to the calendar year in which the termination date occurs (the “Average Bonus”) , (2) an amount equal to the executive’s then-current annual cash incentive bonus, multiplied by a fraction, the numerator of which is the number of days from the first day of the performance period applicable to such annual cash incentive bonus to and including the date of termination, and the denominator of which is the total number of days in such performance period, (3) continuation of health care insurance benefits for a period of 18 months following termination of employment or until the executive earlier secures substantially similar benefits through other employment, and (4) accelerated vesting of all outstanding, unvested equity awards subject to time-based vesting (with any awards subject to performance-based vesting subject to the terms of the applicable award agreement) (the “Severance Benefits”). Under the Change in Control Severance Agreements, payment of the Accrued Amounts and the Severance Benefits is subject to the executive’s timely execution and non-revocation of a general waiver and release of claims, and the executive’s continued compliance with the following restrictive covenants: (i) a 12-month post-employment non-competition covenant, (ii) an 18-month post-employment covenant not to solicit the employees, customers, vendors, suppliers, investors, employees, consultants and advisors of the Company, the Bank and their respective affiliates, and (iii) a perpetual covenant to protect confidential information of the Company, the Bank and their respective affiliates.

See “Executive Compensation - Potential Post-Termination Benefits” for information on termination benefits provided under the Change in Control Severance Agreements.

Grants of Plan-Based Awards During 2025

Annual Incentive Plan.  The following table provides information on the estimated payouts that may be awarded to our named executive officers upon the achievement of performance goals under the Annual Incentive Plan for 2024.  Annual incentive awards are distributed in a combination of cash and restricted stock to our named executive officers.  Once granted, restricted stock awards earned under the Annual Incentive Plan are subject to the terms and conditions of our 2016 Equity Incentive Plan and vest over a period of three years.

		Estimated Future Payouts			Estimated Future Payouts
		Under Non-Equity Incentive			Under Equity Incentive				Grant Date Fair Value of Stock Awards
		Plan Awards(1)			Plan Awards			All Other Stock Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum

Randall E. Black		$337,500	$506,250	$675,000	-	-	-
	12/22/2025(2)							1,552	$89,969

Stephen J. Guillaume		$30,625	$45,938	$61,250	$13,125	$19,688	$26,250
	2/18/2025(3)							15	$925

David Z. Richards, Jr.		$57,330	$85,995	$114,660	-	-	-

Jeffrey L. Wilson		$48,125	$72,188	$96,250	-	-	-

Jeffrey R. White		$34,698	$52,047	$69,396	$14,871	$22,306	$29,741

(1)
These columns illustrate the possible payouts for each of our named executive officers under our Annual Incentive Plan for 2025.  With respect to Messrs. Guillaume and White, a portion of the incentive opportunity under the Annual Incentive Plan is payable in Company common stock and a portion is paid in cash in accordance with the terms of the plan.  The actual number of shares of restricted stock will be determined when the award is distributed in 2026.

(2)	Represents 1,552 shares granted to Mr. Black for a stock bonus which shares were vested upon grant.
(3)	Represents 15 shares granted to Mr. Guillaume for years of service which shares were vested upon grant.

We maintain the Annual Incentive Plan for the purpose of aligning the employee incentive goals with our overall strategic plan.  The Annual Incentive Plan requires participants to satisfy two components:  corporate goals; and departmental/branch performance goals.  For 2025, our Company/Bank goals consisted of return on equity compared with a regional peer group (using a three year average for 2025), efficiency ratio (compared to a regional peer group using a three year average for 2025), net interest income growth (compared to a regional peer group using a three year average for 2025), non-performing assets to total assets (compared to a regional peer group using a three year average for 2025), and net charge-offs to average total loans (using a three year average for 2025).  An overall satisfactory regulatory rating, and individual employee performance review rating of competent are required and are incentive plan qualifiers.  Should these measures not be met, no incentive award is granted.  Branch goals included various measures, most notably loan and deposit growth, and branch profitability targets.  Departmental goals included various projects, strategic initiatives and work performance measurements.  The Compensation/ Human Resource Committee and/or Board retain the discretion to reduce payments under the Annual Incentive Plan.

The Annual Incentive Plan’s components have varying weights assigned, as well as varying award opportunities based upon job function.  The performance period for the Annual Incentive Plan for 2025 began on January 1, 2025 and ended on December 31, 2025.  However, the Company is unable as of the date of this proxy statement to certify as to the satisfaction of the performance goals for 2025.  For 2025, the weighting for Mr. Black’s incentive award was 85% corporate goals and 15% branch/departmental goals, with a maximum payout of 100% of eligible compensation.  For 2025, the weighting for Messrs. Richards and Wilson’s incentive award was 60% corporate goals and 40% branch/departmental goals, with a maximum payout of 35% of eligible compensation.  For 2025, the weighting for Messrs. Guillaume and White’s incentive award was 65% corporate goals and 35% branch/departmental goals, with a maximum payout of 35% of eligible compensation.

Pursuant to the terms of the Annual Incentive Plan, Messrs. Black, Richards, and Wilson, who each are retirement eligible, elected to receive 100% of their earned Annual Incentive Plan awards, if any, in the form of cash.  Messrs. Guillaume and White, who are not retirement eligible, will receive their earned Annual Incentive Plan award, if any, 70% in the form of cash and 30% in the form of restricted stock.  The grants of restricted stock vest ratably over a three-year period commencing on the first anniversary of the date of grant and continuing each anniversary date.  Once issued, the awards of restricted stock granted in connection with the Annual Incentive Plan are subject to the terms and conditions of the underlying equity incentive plan.

2016 Equity Incentive Plan.  The 2016 Equity Incentive Plan  permits the Company, under the supervision of the Compensation/ Human Resource Committee, and subject to the approval of the Board of Directors, to make equity-based awards to employees and non-employee directors.  The 2016 Equity Incentive Plan provides for awards of both restricted stock and awards of stock without restrictions or other conditions.  The purpose of these stock awards is to attract and retain competitively superior people, further align employees and non-employee directors with shareholder interest, closely link employee and non-employee compensation with the Company’s performance, and maintain high levels of executive and non-employee stock ownership.  The 2016 Equity Incentive Plan also provides a component of the total compensation package offered to employees and reflects the importance placed on motivating and rewarding superior results with long-term incentives.

Outstanding Equity Awards at December 31, 2025

The following table sets forth information concerning stock awards granted to the named executive officers that have not vested as of December 31, 2025.  No stock options were outstanding at December 31, 2025.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
Randall E. Black	-	-
Stephen J. Guillaume	631(2)	$35,980
David Z. Richards, Jr.	-	-
Jeffrey L. Wilson	-	-
Jeffrey R. White	1,152(3)	$65,687

(1)	Based upon the Company’s closing stock price of $57.02 on December 31, 2025.
(2)
Includes 331 shares that vest in three equal annual installments commencing on May 21, 2026, 204 shares that vest in two equal installments on June 13, 2026 and June 13, 2027, 53 shares that will vest on December 28, 2026, and 43 shares that will vest on June 29, 2026.

(3)	Includes 141 shares that vest in three equal annual installments commencing on May 21, 2026, and 1,011 shares that vest in two equal installments on August 19, 2026 and August 19, 2027.

Stock Awards Vested During 2025

The following table sets forth information concerning restricted stock awards that vested during the year ended December 31, 2025 for each of our named executive officers.  No stock options were acquired or exercised during the year ended December 31, 2025.

Name	Number of Shares or Units of Stock Acquired On Vesting	Value Realized on Vesting
Randall E. Black	-	-
Stephen J. Guillaume(1)	240	$14,091
David Z. Richards, Jr.(2)	1,117	$63,918
Jeffrey L. Wilson	-	-
Jeffrey R. White(3)	506	$29,566

(1)
Includes 42 shares that vested on May 19, 2025 at $56.28 per share, 102 shares that vested on June 13, 2025 at $59.58 per share, 42 shares that vested on June 29, 2025 at $59.64 per share, and 54 shares that vested on December 28, 2025 at $58.24 per share.

(2)	Includes 114 shares that vested on May 19, 2025 at $56.28 per share, and 1,003 shares that vested on May 30, 2025 at $57.33 per share.
(3)	Includes 506 shares that vested on August 19, 2025 at $58.43 per share.

Retirement Benefits

Cash Balance Pension Plan.   Effective January 1, 2008, the Bank converted its traditional noncontributory tax-qualified defined benefit pension plan into a tax-qualified account balance pension plan, which is referred to as a cash balance plan.  Participants in the former pension plan who were eligible employees (as defined in the plan) automatically became participants in the cash balance plan.  Under the cash balance plan, a participant’s account is the sum of the participant’s opening balance (which is his or her benefit under the former defined benefit plan) and annual allocations and interest credits.  The Bank credits each participant with an annual allocation if the participant has at least 1,000 hours of service with the Bank during the plan year.  Each annual allocation is determined based on a percentage of the participant’s “compensation” (as defined in the plan) and varies based on a participant’s age.  Annual cash balance plan allocations range between 3% and 8% of participant compensation.

Supplemental Executive Retirement Agreement.  The Bank maintains a non-tax-qualified SERP with Mr. Black. The SERP provides Mr. Black with an annual retirement benefit for a period of 15 years following separation from service, or lump sum distribution (other than for cause) on or after attaining age 62. This retirement benefit equals a benefit percentage (16.4%) multiplied by the average annual cash compensation during the three completed calendar years preceding the termination of employment.  Subject to the terms of the SERP, Mr. Black may elect to receive the retirement benefit in an actuarially equivalent lump sum payment.  Mr. Black is 100% vested in his accrued SERP benefit.

Executive Deferred Compensation Plan.  The Bank maintains a non-tax qualified executive deferred compensation plan (“Deferred Compensation Plan”) for eligible employees designated by the board of directors.  Each of the named executive officers is eligible to participate in the Deferred Compensation Plan.  Under the Deferred Compensation Plan, each year the Bank may credit an annual contribution to a participant’s deferred compensation account as of January 1.  The Bank may also credit other discretionary contributions to a participant’s deferred compensation account from time to time.  Amounts credited to a participant’s account under the plan accrue earnings monthly equal to the highest deposit rate of the Bank.  Participants vest in contributions made to the accounts on the earlier of (i) the date they both complete 15 years of service and attain age 55, (ii) the date they both complete 10 years of service and attain age 62, or (iii) the date they attain age 65.  Participants also become 100% vested in their accounts upon their death or disability and upon a change in control of the Bank or the Company.  Distributions are made from the Deferred Compensation Plan in either a lump sum or installments following a participant’s separation from service, death or upon a change in control.  Participants forfeit all benefits under the plan if the Bank terminates their employment for cause.

Commencing in respect of compensation earned for services performed in calendar year 2025, each of the named executive officers is eligible to elect to defer the receipt of up to 100% of the executive’s base salary and/or bonus compensation earned for the applicable calendar year until a future date.  The executive may elect to receive payment of any such deferred compensation upon his termination of employment, a specified future date, or the earlier of his termination of employment and a specified future date.  The executive also may elect to receive accelerated payment of deferred amounts upon his death and/or a change in control of the Company or the Bank.  The payment of deferred amounts will be made in one lump sum or in up to ten equal annual installments, as elected by the executive.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Randall E. Black	-	67,500	27,415	-	674,508
Stephen J. Guillaume	-	20,000	2,205	-	54,256
David Z. Richards, Jr.	-	32,760	8,493	-	208,957
Jeffrey L. Wilson	-	27,500	7,867	-	193,557
Jeffrey R. White	-	27,500	1,165	-	28,665

(1)	Contributions above are reflected for the named executive officers in the Summary Compensation Table.
(2)	Aggregate earnings in the last fiscal year are not reflected for the named executive officers in the Summary Compensation Table.
(3)
Of the amounts shown in this column, the following amounts were reported in the Summary Compensation Tables of the Company’s proxy statements for previous years:  Mr. Black - $419,375, Mr. Guillaume - $0, Mr. Richards - $61,200, Mr. Wilson - $20,000, and Mr. White - $0.

Pension Benefits at December 31, 2025

The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under our tax-qualified and non-tax-qualified defined benefit plans, along with the number of years of credited service under the respective plans.  Messrs. Black and Wilson participate in our Account Balance Pension Plan.  Mr. Black also participates in the SERP.

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Randall E. Black	First Citizens Community Bank Account Balance Pension Plan	33	715,679
	Supplemental Executive Retirement Plan	33	2,055,264
Jeffrey L. Wilson	First Citizens Community Bank Account Balance Pension Plan	38	529,461
	Supplemental Executive Retirement Plan	38	-

Potential Post-Termination Benefits

Payments Made Upon Termination by the Company for Cause.  Under the terms of the employment and change in control severance agreements, our contracted named executive officers will receive no severance payments in the event of termination for cause.  In addition, a termination for cause will also result in the forfeiture of all unvested restricted stock awards.  Further, participants in the Annual Incentive Plan forfeit all rights to incentive opportunities as a result of a termination for cause.  SERP participants and Deferred Compensation Plan participants will not receive any benefit upon termination for cause.

Payments Made Upon Termination by the Company Without Cause or by the Executive for Good Reason.  In the event that the Company or the Bank chooses to terminate Mr. Black’s employment for reasons other than for cause or, in the event of Mr. Black’s resignation from the Company or the Bank for good reason, the Company shall pay Mr. Black a lump sum amount equal to two (2) times Mr. Black’s base salary, minus applicable taxes and withholdings. In addition, for a period of one (1) year from the date of termination, Mr. Black shall receive continued health, life and disability insurance coverage under the same terms in effect during the one year prior to his termination.  Except as provided below, neither Messrs. Guillaume, Richards, Wilson, or White receive any benefit under their respective Change in Control Severance Agreements in the event the Company terminates them without cause or they terminate their employment for good reason other than in a Qualifying Termination.  All outstanding restricted stock awards will vest if the executive is terminated by the Company or the Bank without cause.  Participants in the Annual Incentive Plan must be employed by the Bank on the date the benefits are paid.  Therefore, if a participant terminates employment without cause or for good reason prior to payment under the Annual Incentive Plan, all rights to plan benefits are forfeited, unless otherwise determined by the Committee administering the plan.  SERP participants will receive their vested accrued early termination benefit upon termination by the Company without cause or by the executive for good reason if they separate from service before age 62 and their normal retirement benefit if they separate from service on or after attaining age 62.  Deferred Compensation Plan participants receive their vested account balance upon their separation from service.

Payments Made Upon Disability.  Under the terms of Mr. Black’s employment agreement, if his employment is terminated due to a disability, Mr. Black will be entitled to the same benefit as provided by the Company’s long-term disability plan.  Messrs. Guillaume, Richards, Wilson, and White receive no benefit under their respective Change in Control Severance Agreements in the event their employment is terminated due to a disability and such termination is not a Qualifying Termination; however, Messrs. Guillaume, Richards, Wilson, and White each will receive a benefit under the Company’s long-term disability plan if they meet the requirements of the plan upon termination.  All unvested restricted stock awards vest upon termination of employment due to disability.  If a participant in the Annual Incentive Plan terminates his or her service with the Bank due to a disability prior to distribution of the award, the participant’s award will be prorated based on the period of active employment with the Bank.  SERP participants become fully vested and will receive their accrued early termination benefit upon termination due to disability if they separate from service before age 62 and their normal retirement benefit if they separate from service on or after attaining age 62.  Deferred Compensation Plan participants become 100% vested upon disability and receive their vested account balance upon their separation from service.

Payments Made Upon Death.  Under his employment agreement, Mr. Black’s estate is entitled to receive any compensation accrued, but unpaid, as of the date of the executive’s death.  Messrs. Guillaume, Richards, Wilson, and White receive no death benefit under their respective Change in Control Severance Agreements.  All unvested restricted stock awards vest upon death of an award recipient.  In addition, if a participant in the Annual Incentive Plan dies prior to distribution of an award, the participant’s award will be prorated based on the period of active employment with the Bank.  If a SERP participant dies prior to a separation from service, the SERP participant’s beneficiary will receive the normal retirement benefit the participant would have received if he were deemed to have attained his normal retirement age (age 62) immediately prior to his death.  If he dies after a separation from service, his beneficiary will receive the remaining benefits that would have been made to him.  Deferred Compensation Plan participants become 100% vested upon death with benefits paid to their beneficiary in a lump sum within 60 days.

Payments Made Upon a Termination with a Change in Control  In the event of a termination of employment in connection with a change in control, Mr. Black’s employment agreement provides him with a lump sum amount equal to 2.99 times his base salary.  In addition, for a period of 18 months from the date of termination or until Mr. Black secures substantially similar benefits through other employment, whichever shall occur first, Mr. Black is entitled to continued health, life and disability insurance coverage under the same terms in effect during the one year prior to his termination.

Under Messrs. Guillaume, Richards, Wilson, and White’s Change in Control Severance Agreements, if an executive’s employment is terminated in a Qualifying Termination, then, subject to the executive’s timely execution and non-revocation of a release of claims against the Company and the Bank and the executive’s continued compliance with applicable restrictive covenants, the executive will be eligible to receive the Accrued Amounts and the Severance Benefits.

Section 280G of the Internal Revenue Code (“Section 280G”) provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control.  An individual’s base amount is equal to an average of the individual’s Box 1, Form W-2 compensation for the five years preceding the year a change in control occurs (or such lesser number of years if the individual has not been employed for five years).  Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such amount for federal tax purposes.  The employment agreement limits payments made to Mr. Black to amounts that will not exceed the limit exposed by Section 280G. The Change in Control Severance Agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G, and the payments shall be reduced solely to the extent such reduction would result in the executive receiving more than they would otherwise receive on an after-tax basis without the reduction.

In addition, all outstanding restricted stock awards will vest upon a change in control.  SERP participants who have not separated from service and have not attained their normal retirement age (age 62) prior to a change in control will receive their normal retirement benefit (determined without regard to their age or years of service at the time of the change in control) paid in an actuarial equivalent lump sum within ten days of the change of control.  Participants that have attained their normal retirement age will receive their normal retirement benefit after their separation from service.  Deferred Compensation Plan participants become 100% vested and will receive their account balance in a lump sum within 30 days following a change in control.

Payments Made Upon a Change in Control – No Termination.  In the event of a change in control without termination, Mr. Black’s employment agreement does not result in a lump sum payment as long as certain criteria is meet including no change in title, responsibilities, authority, compensation, or relocation of his place of employment exceeding 50 miles from the current location.

Under Messrs. Guillaume, Richards, Wilson, and White’s Change in Control Severance Agreements no payment is made without termination of their employment.

In addition, all outstanding restricted stock awards will vest upon a change in control without termination.  SERP participants who have not separated from service and have not attained their normal retirement age (age 62) prior to a change in control will receive their normal retirement benefit (determined without regard to their age or years of service at the time of the change in control without termination) paid in an actuarial equivalent lump sum within ten days of the change of control.  Deferred Compensation Plan participants become 100% vested and will receive their account balance in a lump sum within 30 days following a change in control.

Payments Upon Retirement.  In addition to the tax-qualified retirement benefits and non-qualified retirement benefits set forth in “Pension Benefits” above, participants in the Annual Incentive Plan who retire from the Bank will receive a prorated payout based on the period of the participant’s active employment only.  Deferred Compensation Plan participants receive their vested account balance following a separation from service.  In addition, all unvested restricted stock awards will vest upon the retirement of an award recipient.  The term “retirement” is defined in the 2016 Equity Incentive Plan to mean the termination of the award recipient’s employment following the first day of the month coincident with or next following attainment of age 65, or attainment of age 55 and the completion of fifteen years of service, or attainment of age 62 and the completion of ten years of service.

Potential Post-Termination Benefits Table.    The amount of compensation payable to each named executive officer upon the occurrence of certain events is noted in the table below.  The amounts shown assume that such termination was effective as of December 31, 2025, and thus include amounts earned through such time and are estimates of the amounts that would be paid to the executives upon their termination.  The amounts shown relating to unvested stock awards are based on $57.02 per share, which was the fair market value of Company common stock on December 31, 2025.  The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company or Bank.  The table does not include the executives’ account balances in the Bank’s tax-qualified retirement plan to which each executive has a non-forfeitable interest.

	Randall E. Black	Stephen J. Guillaume	David Z. Richards, Jr	Jeffrey L. Wilson	Jeffrey R. White
Death:
Employment Agreement	-	-	-	-	-
Change in Control Severance Agreement	-	-	-	-	-
SERP(1)	$2,035,896	-	-	-	-
Executive Deferred Compensation Plan	$674,508	$54,256	$208,957	$193,557	$28,665
Long Term Incentive Award	-	$26,357	-	-	-
Equity Awards	-	$35,980	-	-	$65,687

Disability:
Employment Agreement	-	-	-	-	-
Change in Control Severance Agreement	-	-	-	-	-
SERP(2)	$2,055,264	-	-	-	-
Executive Deferred Compensation Plan	$674,508	$54,256	$208,957	$193,557	$28,665
Long Term Incentive Award	-	$26,357	-	-	-
Equity Awards	-	$35,980	-	-	$65,687

Retirement or Voluntary Termination Without Good Reason:
Employment Agreement	-	-	-	-	-
Change in Control Severance Agreement	-	-	-	-	-
SERP(3)	$2,055,264	-	-	-	-
Executive Deferred Compensation Plan(3)	$674,508	-	$208,957	$193,557	-
Long Term Incentive Award	-	$8,843	-	-	-
Equity Awards	-	$35,980	-	-	$65,687

Termination By Company For Cause:
Employment Agreement	-	-	-	-	-
Change in Control Severance Agreement	-	-	-	-	-
SERP	-	-	-	-	-
Executive Deferred Compensation Plan	$117,196	-	-	-	-
Long Term Incentive Award	-	$8,843	-	-	-
Equity Awards	-	-	-	-	-

Voluntary Termination By Executive For Good Reason (not in Connection with a Change in Control):
Employment Agreement(4)	$1,371,661	-	-	-	-
Change in Control Severance Agreement	-	-	-	-	-
SERP(3)	$2,055,264	-	-	-	-
Executive Deferred Compensation Plan(3)	$674,508	-	$208,957	$193,557	-
Long Term Incentive Award	-	$8,843	-	-	-
Equity Awards	-	$35,980	-	-	$65,687

Termination By Company Without Cause (not in Connection with a Change in Control):
Employment Agreement(4)	$1,371,661	-	-	-	-
Change in Control Severance Agreement	-	-	-	-	-
SERP(3)	$2,055,264	-	-	-	-
Executive Deferred Compensation Plan(3)	$674,508	-	$208,957	$193,557	-
Long Term Incentive Award	-	$8,843	-	-	-
Equity Awards	-	$35,980	-	-	$65,687

Termination in Connection with a Change-in-Control(5):
Employment Agreement(4)	$2,050,741	-	-	-	-
Change in Control Severance Agreement(4)	-	$349,952	$497,122	$415,155	$376,879
SERP(1)	$2,035,896	-	-	-	-
Executive Deferred Compensation Plan(3)	$674,508	$54,256	$208,957	-$193,557	$28,665
Long Term Incentive Award	-	$26,357	-	-	-
Equity Awards	-	$35,980	-	-	$65,687

Change-in-Control No Termination:
Employment Agreement(4)	-	-	-	-	-
Change in Control Severance Agreement(4)	-	-	-	-	-
SERP(1)	$2,035,896	-	-	-	-
Executive Deferred Compensation Plan(3)	$674,508	$54,256	$208,957	$193,557	$28,665
Long Term Incentive Award	-	$26,357	-	-	-
Equity Awards	-	$35,980	-	-	$65,687

(1)	Represents the executive’s normal retirement benefit under the arrangement, regardless of his age at the time of separation from service or death.
(2)	Represents the value of the executive’s early retirement benefit which fully vests upon his termination due to disability.
(3)
Messrs. Black, Richards, and Wilson are fully vested under the Deferred Compensation Plan because of their age and years of service with the Bank.  Mr. Richards and Mr. Wilson’s vesting would accelerate due to their change-in-control.

(4)	Amount includes the cash amounts payable and value of benefits each executive is eligible to receive under their respective Change in Control Severance Agreements, as described above.
(5)
The amount shown does not reflect adjustments that could be made to the executive’s total change in control severance payment to ensure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance and Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission.  Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2025, except for executive officer Jeffrey R. White who had one late filing reported on December 11, 2025 with respect to disclosing 12 shares held within the same household at $0 per share.

Policies and Procedures for Approval of Related Persons Transactions

The Company maintains a Policy and Procedures Governing Related Persons Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons.  Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

• the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;

• the Company is, will or may be expected to be a participant; and

• any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation/Human Resource Committee of the Board of Directors approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•
any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit and Examination Committee. In determining whether to approve or ratify a related person transaction, the Audit and Examination Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit and Examination Committee who has an interest in the transaction will abstain from voting on the approval of the transaction, but, if so requested by the Chair of the Committee, may participate in some or all of the discussion relating to the transaction.

Transactions with Related Persons

Loans and Extensions of Credit.  The Bank makes loans to persons affiliated with the Company and the Bank in the normal course of its business.  During 2025, all Bank loans to related persons (as defined under Securities and Exchange Commission rules) were made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons not related to the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

The Company’s policies require that any loan to a director that would cause his/her aggregate loan relationship to exceed $300,000 be approved in advance by a majority of the disinterested members of the Board of Directors.  Any loan to an executive officer in the aggregate greater than $100,000 must be approved in advance by a majority vote of the Board of Directors.

SUBMISSION OF BUSINESS PROPOSALS AND SHAREHOLDER NOMINATIONS

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the next Annual Meeting must be received at our principal executive offices no later than November 12, 2026.  If next year’s Annual Meeting is held on a date more than 30 calendar days from April 21, 2027, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such Annual Meeting.  Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting of shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act), a shareholder must deliver written notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days and not more than 120 days before the date of the meeting; provided that if less than 100 days’ notice or prior public disclosure of the meeting is given or made to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders or such public disclosure was made.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 20, 2027.

SHAREHOLDER COMMUNICATIONS

The Company encourages shareholder communications to the Board of Directors and/or individual directors.  Communications regarding financial or accounting policies may be made to the Chairman of the Audit and Examination Committee at First Citizens Community Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.  Other communications to the Board of Directors may be made to the Chairman of the Governance and Nomination Committee, Rinaldo A. DePaola, at First Citizens Community Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.  Communications to individual directors may be made to such director at the principal executive office at First Citizens Community Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company common stock.  In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally, by email or by telephone without receiving additional compensation.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2025, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO PERSONS WHO WERE SHAREHOLDERS AS OF THE CLOSE OF BUSINESS ON FEBRUARY 24, 2025 UPON WRITTEN REQUEST TO STEPHEN J. GUILLAUME, TREASURER, CITIZENS FINANCIAL SERVICES, INC., 15 SOUTH MAIN STREET, MANSFIELD, PENNSYLVANIA 16933-1590.

If you and others who share your address own shares in street name, your broker or other holder of record may be sending only one Annual Report on Form 10-K and Proxy Statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a shareholder residing at such an address wishes to receive a separate Annual Report on Form 10-K or Proxy Statement in the future, he or she should contact the Corporate Secretary at Citizens Financial Services, 15 South Main Street, Mansfield, PA 16933 or by calling 570-662-0444 to request separate copies of the proxy materials.  If you own your shares in street name and are receiving multiple copies of our Annual Report on Form 10-K and Proxy Statement, you can request householding by contacting your broker or other holder of record.

Our proxy materials are available over the Internet.  Go to the Website www.proxyvote.com, enter your 16-digit number, which is printed in the box marked by the arrow, or scan the QR Barcode which will be provided.  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 20, 2026.  Follow the instructions to obtain your records and to create an electronic voting instruction form.  Alternatively, you may visit www.firstcitizensbank.com and click on Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS

Randall E. Black
Chief Executive Officer and President
Mansfield, Pennsylvania
March 12, 2026

APPENDIX A

CITIZENS FINANCIAL SERVICES, INC.
2026 EQUITY INCENTIVE PLAN

i

ii

iii

CITIZENS FINANCIAL SERVICES, INC.
2026 EQUITY INCENTIVE PLAN

1.	PURPOSE
The Plan is intended to (a) provide eligible individuals with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability and that will benefit its stockholders and other important stakeholders, including its employees and customers, and (b) provide a means of recruiting, rewarding, and retaining key personnel.  To this end, the Plan provides for the grant of Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Unrestricted Stock, Dividend Equivalent Rights, and Other Equity-Based Awards.  Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of performance conditions in accordance with the terms of the Plan.  Options granted under the Plan may be Nonqualified Stock Options or Incentive Stock Options, as provided herein.
2.	DEFINITIONS
For purposes of interpreting the Plan documents, including the Plan and Award Agreements, the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:
2.1 “Affiliate” shall mean any Person that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.  For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a Controlling Interest in such entity.  “Controlling Interest” shall have the meaning set forth in Treasury Regulation Section 1.414(c)-2(b)(2)(i); provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i), and (b) where a grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).
2.2 “Applicable Laws” shall mean the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.
2.3 “Award” shall mean a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, or an Other Equity-Based Award.
2.4 “Award Agreement” shall mean the written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Grantee that evidences and sets forth the terms and conditions of an Award.
1

2.5 “Benefit Arrangement” shall mean any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee.
2.6 “Board” shall mean the Board of Directors of the Company.
2.7 “Cause” shall have the meaning set forth in an applicable agreement between a Grantee and the Company or an Affiliate, and in the absence of any such agreement, shall mean, with respect to any Grantee and as determined by the Committee, (a) the Company or an Affiliate receiving a written recommendation or order from any government regulatory agency that the Company or an Affiliate terminate the employment of such Grantee or relieve him or her of his or her duties; (b) such Grantee is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Grantee for a period of 45 consecutive days; (c) a determination by the Committee that such Grantee willfully failed to follow the lawful instructions of the Board or any officer of the Company or a Subsidiary after such Grantee’s receipt of written notice of such instructions, other than a failure resulting from the Grantee’s incapacity because of physical or mental illness; (d) a determination by the Committee that the willful or continued failure by such Grantee to substantially and satisfactorily perform his duties with the Company or a Subsidiary (other than any such failure resulting from the Grantee being “disabled” (as defined in the Company’s group long term disability policy) or as a result of physical or mental illness), within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the Grantee, which demand identifies the manner in which the Grantee has not substantially or satisfactorily performed his or her duties; or (e) a determination by the Committee that such Grantee has failed to conform to the Company’s policies and procedures related to employment of employees by the Company or a Subsidiary set forth in such entity’s employee handbook, as in place and may be amended from time to time.  For purposes of the Plan, no act, or failure to act, on a Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by such Grantee not in good faith and without reasonable belief that such Grantee’s action or omission was in the best interest of the Company or a Subsidiary. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.
2.8 “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all shares of Stock.
2.9 “Change in Control” shall mean, subject to Section 18.10, the first to occur of any of the following:
(a)
any Person, except for any of the Company’s employee benefit plans, or any entity holding the Company’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (each, a “Benefit Plan”), is or becomes the beneficial owner, directly or indirectly, of the Company’s securities representing 19.9% or more of the combined voting power of the Company’s then outstanding securities other than pursuant to a transaction excepted in clause (d);

(b)
there occurs a contested proxy solicitation of the Company’s shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Company’s then outstanding securities;

2

(c)
consummation of a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Company to another entity, except to an entity controlled directly or indirectly by the Company;

(d)	the consummation of a merger, consolidation, or other reorganization of the Company, unless:
(i)
under the terms of the agreement providing for such merger, consolidation or reorganization, the shareholders of the Company immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Company resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

(ii)
under the terms of the agreement providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization; and

(iii)
based on the terms of the agreement providing for such merger, consolidation or reorganization, no Person (other than (A) the Company or any Subsidiary of the Company, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

(e)	liquidation or dissolution of the Company, other than pursuant to bankruptcy or insolvency laws; or
(f)
during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Notwithstanding clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Company’s securities representing 19.9% or more of the combined voting power of the Company’s then outstanding securities solely as a result of an acquisition by the Company of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Company’s then outstanding securities by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner, directly or indirectly, of any additional voting securities of the Company (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Company shall be deemed to have occurred with respect to such Person under clause (a).  In no event shall a Change in Control of the Company be deemed to occur under clause (a) with respect to Benefit Plans.
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The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.
2.10  “Code” shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended, and any successor thereto.  References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.
2.11 “Committee” shall mean a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.2 (or, if no Committee has been so designated, the Board).
2.12 “Company” shall mean Citizens Financial Services, Inc., a Pennsylvania corporation, and any successor thereto.
2.13 “Deferred Stock Unit” shall mean a Restricted Stock Unit, the terms of which provide for delivery of the underlying shares of Stock, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.
2.14 “Disability” shall mean the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided that, with respect to rules regarding the expiration of an Incentive Stock Option following termination of a Grantee’s Service, Disability shall mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
2.15 “Disqualified Individual” shall have the meaning set forth in Code Section 280G(c).
2.16 “Dividend Equivalent Right” shall mean a right, granted to a Grantee pursuant to Section 12, entitling the Grantee thereof to receive, or to receive credits for the future payment of, cash, Stock, other Awards, or other property equal in value to dividend payments or distributions, or other periodic payments, declared or paid with respect to a number of shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) as if such shares of Stock had been issued to and held by the Grantee of such Dividend Equivalent Right as of the record date.
2.17 “Effective Date” shall mean April 21, 2026, which is the date the Plan was approved by the Company’s stockholders.
2.18 “Employee” shall mean, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.
2.19 “Exchange Act” shall mean the Securities Exchange Act of 1934, as now in effect or as hereafter amended, and any successor thereto.
2.20 “Fair Market Value” shall mean the fair market value of a share of Stock for purposes of the Plan, which shall be, as of any date of determination:
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(a) If on such date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another Securities Market, the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination).  If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.
(b) If on such date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.
Notwithstanding this Section 2.20 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights, as described in Section 14.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.
2.21  “Family Member” shall mean, with respect to any Grantee as of any date of determination, (a) a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any Person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the Persons specified in clauses (a) and (b) above own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the Persons specified in clauses (a) and (b) above (or such Grantee) control the management of assets, and (e) any other entity in which one or more of the Persons specified in clauses (a) and (b) above (or such Grantee) own more than fifty percent (50%) of the voting interests.
2.22 “Grant Date” shall mean, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (c) such subsequent date specified by the Committee in the corporate action approving the Award.
2.23 “Grantee” shall mean a Person who receives or holds an Award under the Plan.
2.24 “Incentive Stock Option” shall mean an “incentive stock option” within the meaning of Code Section 422.
2.25 “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act.
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2.26 “Nonqualified Stock Option” shall mean an Option that is not an Incentive Stock Option.
2.27 “Officer” shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.
2.28 “Option” shall mean an option to purchase one or more shares of Stock at a specified Option Price awarded to a Grantee pursuant to Section 8.
2.29 “Option Price” shall mean the per share exercise price for shares of Stock subject to an Option.
2.30 “Other Agreement” shall mean any agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G and/or Code Section 4999.
2.31 “Other Equity-Based Award” shall mean an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, or a Dividend Equivalent Right.
2.32 “Parachute Payment” shall mean a “parachute payment” within the meaning of Code Section 280G(b)(2).
2.33 “Performance-Based Award” shall mean an Award made subject to the achievement of performance conditions over a Performance Period specified by the Committee.
2.34 “Performance Period” shall mean the period of time, up to ten (10) years, during or over which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.
2.35 “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that, for purposes of Section 2.9, Person shall have the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.
2.36 “Plan” shall mean this Citizens Financial Services, Inc. 2026 Equity Incentive Plan, as amended and/or restated from time to time.
2.37 “Prior Plan” shall mean the Citizens Financial Services, Inc. 2016 Equity Incentive Plan.
2.38 “Restricted Period” shall mean a period of time established by the Committee during which an Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is subject to restrictions.
2.39 “Restricted Stock” shall mean shares of Stock awarded to a Grantee pursuant to Section 10.
2.40 “Restricted Stock Unit” shall mean a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash, or a combination thereof.
2.41 “SAR Price” shall mean the per share exercise price of a SAR.
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2.42 “Securities Act” shall mean the Securities Act of 1933, as now in effect or as hereafter amended, and any successor thereto.
2.43 “Securities Market” shall mean an established securities market.
2.44 “Separation from Service” shall have the meaning set forth in Code Section 409A.
2.45 “Service” shall mean service qualifying a Grantee as a Service Provider to the Company or an Affiliate.  Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.  Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive.  If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.
2.46 “Service Provider” shall mean (a) an Employee or director of the Company or an Affiliate, or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who provides bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Capital Stock.
2.47 “Service Recipient Stock” shall have the meaning set forth in Code Section 409A.
2.48 “Share Limit” shall have the meaning set forth in Section 4.1.
2.49 “Short-Term Deferral Period” shall have the meaning set forth in Code Section 409A.
2.50 “Stock” shall mean common stock, no par value per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 16.1.
2.51 “Stock Appreciation Right” or “SAR” shall mean a right granted to a Grantee pursuant to Section 9.
2.52 “Stock Exchange” shall mean the NASDAQ Stock Market, the New York Stock Exchange, or another established national or regional stock exchange.
2.53 “Subsidiary” shall mean any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers, or other voting members of the governing body of such corporation or non-corporate entity; provided however, for purposes of Incentive Stock Options, Subsidiary means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).  In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of Service Recipient Stock under Code Section 409A.
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2.54 “Substitute Award” shall mean an Award granted under the Plan in substitution for outstanding awards previously granted under a compensatory plan of a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.
2.55 “Ten Percent Stockholder” shall mean a natural Person who owns more than ten percent (10%) of the total combined voting power of all classes of voting Capital Stock of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries.  In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.
2.56 “Unrestricted Stock” shall mean Stock that is fully vested as of the Grant Date.
3.	ADMINISTRATION OF THE PLAN
3.1 Committee.
3.1.1 Powers and Authorities.
The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.  Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement.  All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws.  Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all Persons, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.
In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the Board has delegated the power and authority to do so to such Committee.
3.1.2 Composition of the Committee.
The Committee shall be a committee composed of not fewer than two (2) directors of the Company designated by the Board to administer the Plan.  Each member of the Committee shall be (a) a Non-Employee Director and (b) an independent director in accordance with the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation/Human Resource Committee of the Board or a subcommittee thereof, if the Compensation/Human Resource Committee of the Board or such subcommittee satisfies the foregoing requirements.
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3.1.3 Other Committees.
The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements for membership set forth in Section 3.1.2, which (a) may administer the Plan with respect to Grantees who are not Officers or directors of the Company, (b) may grant Awards under the Plan to such Grantees, and (c) may determine all terms of such Awards, in each case, subject, if applicable, to the requirements of Rule 16b-3 under the Exchange Act and the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.
3.1.4 Delegation by the Committee.
To the extent permitted by Applicable Laws, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to the President and Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to directors of the Company, (b) to make Awards to Employees who are (i) Officers or (ii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (c) to interpret the Plan, any Award, or any Award Agreement.  Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter.  Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company.  At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 will serve in such capacity at the pleasure of the Committee.  Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.
3.2 Board.
The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.
3.3 Terms of Awards.
3.3.1 Committee Authority.
Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:
(a) designate Grantees;
(b) determine the type or types of Awards to be made to a Grantee;
(c) determine the number of shares of Stock to be subject to an Award or to which an Award relates;
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(d) accelerate the vesting or exercisability of Awards;
(e) establish the terms and conditions of each Award (including the Option Price, the SAR Price, and the purchase price for applicable Awards; the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto; the treatment of an Award in the event of a Change in Control (subject to applicable agreements); and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);
(f) prescribe the form of each Award Agreement evidencing an Award;
(g) subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural Persons who are foreign nationals or are natural Persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, materially impair such Grantee’s rights under such Award; and
(h) make Substitute Awards.
3.3.2 Forfeiture; Recoupment.
(a) The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (iv) confidentiality obligation with respect to the Company or an Affiliate, (v) Company or Affiliate policy or procedure, (vi) other agreement, or (vii) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement.  If the Grantee of an outstanding Award is an Employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.
(b) Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company (i) to the extent set forth in this Plan or an Award Agreement or (ii) to the extent the Grantee is, or in the future becomes, subject to (A) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Laws, or (B) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.
3.4 No Repricing Without Stockholder Approval.
Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), the Company may not: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel or assume outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel or assume outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash, Awards, or other securities, in each case, unless such action is subject to and approved by the Company’s stockholders.
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3.5 Deferral Arrangement.
The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units; provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs.  Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs.
3.6 No Liability.
To the extent permitted under Applicable Laws and the organizational documents of the Company, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement.  Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.6 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.
3.7 Registration; Share Certificates.
Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.
3.8 Restrictions on Share Transferability; Minimum Holding Period.
The Committee may impose such restrictions on shares of Stock acquired pursuant to the exercise, vesting and/or settlement of an Award as it may deem advisable; provided, however, that the shares of Stock acquired pursuant to the exercise, vesting and/or settlement of an Award (or, for Unrestricted Stock, the grant thereof), net of any shares of Stock withheld for purposes of paying the Option Price or purchase price (if any) for Restricted Stock under Section 14 and/or the number of shares of Stock withheld to satisfy the Company’s withholding obligations pursuant to Section 18.3, shall not be transferable until the earliest of: (a) the satisfaction of a one (1)-year minimum holding period, (b) the termination of such Grantee’s Service, or (c) the consummation of a Change in Control.
4.	STOCK SUBJECT TO THE PLAN
4.1 Number of Shares of Stock Available for Awards.
Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 16, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to 250,000 shares of Stock (the “Share Limit”).  Such shares of Stock may be authorized and unissued shares of Stock, treasury shares of Stock, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee.  Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.
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4.2 Adjustments in Authorized Shares of Stock.
In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan of another business entity that is a party to such transaction and/or to grant Substitute Awards under the Plan for such awards.  Assumed awards shall not, but Substitute Awards shall, reduce the number of shares of Stock otherwise available for issuance under the Plan, and shares available for issuance under a stockholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.
4.3 Share Usage.
(a)	Shares of Stock covered by an Award shall be counted as used as of the Grant Date for purposes of calculating the number of shares of Stock available for issuance under Section 4.1.
(b)
Any shares of Stock that are subject to Awards, including shares of Stock acquired through dividend reinvestment pursuant to Section 10, will be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to the Award.  The number of shares of Stock subject to an Award of SARs will be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to such Award, regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise of the SARs.

(c)
If any shares of Stock covered by an Award under the Plan are not purchased or are forfeited or expire or otherwise terminate without delivery of any Stock subject thereto or are settled in cash in lieu of shares, then the number of shares of Stock with respect to such Award or award shall, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making Awards under the Plan.

(d)
The number of shares of Stock available for issuance under the Plan will not be increased by the number of shares of Stock (i) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of shares of Stock upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award granted under the Plan in connection with the Company’s tax withholding obligations as provided in Section 18.3, or (iv) purchased by the Company with proceeds from Option exercises.

5.	EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION
5.1 Effective Date and Term.
The Plan shall be effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plan.  Notwithstanding the foregoing, shares of Stock reserved under the Prior Plan to settle awards which are made under the Prior Plan prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.  The Plan shall terminate on the first to occur of (a) 11:59pm ET on the day before the tenth (10th) anniversary of the Effective Date, (b) the date determined in accordance with Section 5.2, and (c) the date determined in accordance with Section 16.3.  No Awards may be granted after termination of the Plan, and upon such termination of the Plan, all then-outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).
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5.2 Amendment, Suspension, and Termination.
The Committee may, at any time and from time to time, amend or suspend the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment or suspension of the Plan shall, without the consent of the Grantee, materially impair the rights or obligations under any such Award.  The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws; provided that no amendment shall be made to the no-repricing provisions of Section 3.4, the Option pricing provisions of Section 8.1, or the SAR pricing provisions of Section 9.1 without the approval of the Company’s stockholders.  The Board may, at any time, terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no termination of the Plan shall, without the consent of the Grantee, materially impair the rights or obligations under any such Award.
6.	AWARD ELIGIBILITY AND LIMITATIONS
6.1 Eligible Grantees.
Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.
6.2 Stand-Alone, Additional, Tandem, and Substitute Awards.
Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate.  Such additional, tandem, exchange, or Substitute Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate.  Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.
6.3 Non-Employee Director Limit.
The maximum aggregate grant-date value of shares of Stock subject to Awards granted to any Non-Employee Director during any calendar year for services rendered as a Non-Employee Director shall not exceed $100,000 in total value. For purposes of the limits set forth in this Section 6.3, the value of such Awards shall be calculated on the grant-date Fair Market Value of such Awards for financial reporting purposes.
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7.	AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine.  Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.  Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Nonqualified Stock Options.  In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.
8.	TERMS AND CONDITIONS OF OPTIONS
8.1 Option Price.
The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option.  Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided that, in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date.
8.2 Vesting and Exercisability.
Subject to Sections 8.3 and 16.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.
8.3 Term.
Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that, in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the fifth (5th) anniversary of the Grant Date of such Option; and provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a Service Provider who is employed or providing services outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of a period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.
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8.4 Termination of Service.
Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.5 Limitations on Exercise of Option.
Notwithstanding any provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 16 which results in the termination of such Option.
8.6 Method of Exercise.
Subject to the terms of Section 14 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of written notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee.  Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.
8.7 Rights of Holders of Options.
Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other Person.  Except as provided in Section 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.
8.8 Delivery of Stock.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.
8.9 Transferability of Options.
Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option.  Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
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8.10 Family Transfers.
The Committee, in its sole discretion, may provide either in an applicable Award Agreement or by the subsequent approval of the Committee that a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member.  For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity.  Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer.  Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution.  The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
8.11 Limitations on Incentive Stock Options.
An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any Subsidiary, (b) to the extent specifically provided in the related Award Agreement, (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000), and (d) to the extent such Option fulfills all other requirements under Code Section 422.  Except to the extent provided under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.
8.12 Notice of Disqualifying Disposition.
If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition immediately but in no event later than ten (10) days thereafter.
9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1 Right to Payment and SAR Price.
A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one (1) share of Stock on the date of exercise, over (b) the SAR Price as determined by the Committee.  The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.  SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option will have the same term, and expire at the same time, as the related Option; provided, further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.
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9.2 Other Terms.
Subject to Sections 9.3 and 16.3, the Committee shall determine, on the Grant Date or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements); the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any SAR; provided that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.
9.3 Term.
Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.
9.4 Rights of Holders of SARs.
Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising a SAR shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other Person.  Except as provided in Section 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.
9.5 Transferability of SARs.
Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR.  Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9.6 Family Transfers.
The Committee, in its sole discretion, may provide either in an applicable Award Agreement or by the subsequent approval of the Committee that a Grantee may transfer, not for value, all or part of a SAR to any Family Member.  For the purpose of this Section 9.6, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity.  Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer.  Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.
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10.	TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND DEFERRED STOCK UNITS
10.1 Grant of Restricted Stock, Restricted Stock Units, and Deferred Stock Units.
Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may be made for consideration or for no consideration, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.
10.2 Restrictions.
Subject to Sections 16.3 and 18.10, at the time a grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units as provided in Section 13.  Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.
10.3 Registration; Restricted Stock Certificates.
Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement.  Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock.  The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with Applicable Laws and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.
10.4 Rights of Holders of Restricted Stock.
Unless the Committee provides otherwise in an Award Agreement and subject to the restrictions set forth in the Plan, any applicable Company program, and the applicable Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividend payments or distributions declared or paid with respect to such shares of Restricted Stock.  The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock that (a) any cash dividend payments or distributions paid on Restricted Stock shall be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock or (b) any dividend payments or distributions declared or paid on shares of Restricted Stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of Restricted Stock.
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10.5 Rights of Holders of Restricted Stock Units and Deferred Stock Units.
10.5.1 Voting and Dividend Rights.
Holders of Restricted Stock Units and Deferred Stock Units shall have no rights as stockholders of the Company (for example, the right to receive dividend payments or distributions attributable to the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, to direct the voting of the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, or to receive notice of any meeting of the Company’s stockholders); provided, however, that the Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units or Deferred Stock Units that the holder of such Restricted Stock Units or Deferred Stock Units shall be entitled to receive Dividend Equivalent Rights in accordance with Section 12.1.
10.5.2 Creditor’s Rights.
A holder of Restricted Stock Units or Deferred Stock Units shall have no rights other than those of a general unsecured creditor of the Company.  Restricted Stock Units and Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.6 Termination of Service.
Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock, Restricted Stock Units, or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units.
10.7 Purchase of Restricted Stock.
The Grantee of an Award of Restricted Stock shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock.  Such purchase price shall be payable in a form provided in Section 14 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered by the Grantee to the Company or an Affiliate.
10.8 Delivery of Shares of Stock.
Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Stock, Restricted Stock Units, or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be.  Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit or Deferred Stock Unit once the shares of Stock represented by such Restricted Stock Unit or Deferred Stock Unit have been delivered in accordance with this Section 10.8.
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11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS
11.1 Unrestricted Stock Awards.
The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Unrestricted Stock under the Plan.  Awards of Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of Service rendered or, if so provided in the related Award Agreement or a separate agreement, to be rendered by the Grantee to the Company or an Affiliate or other valid consideration, in lieu of or in addition to any cash compensation due to such Grantee.
11.2 Other Equity-Based Awards.
The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan.  Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals.  The Committee shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter.  Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.
12.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
12.1 Dividend Equivalent Rights.
A Dividend Equivalent Right may be granted hereunder, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation).  Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment.  Dividend Equivalent Rights may be settled in cash, shares of Stock, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee.  A Dividend Equivalent Right granted as a component of another Award may (a) provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (b) contain terms and conditions which are different from the terms and conditions of such other Award.
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12.2 Termination of Service.
Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.
13.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS
13.1 Grant of Performance-Based Awards.
Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards in such amounts and upon such terms as the Committee shall determine.
13.2 Value of Performance-Based Awards.
Each grant of a Performance-Based Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof.
13.3 Earning of Performance-Based Awards.
Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of a Performance-Based Award shall be entitled to receive a payout of the value earned under such Performance-Based Award by such Grantee over such Performance Period.
13.4 Form and Timing of Payment of Performance-Based Awards.
Payment of the value earned under Performance-Based Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, (a) may pay the value earned under Performance-Based Awards in the form of cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, and (b) shall pay the value earned under Performance-Based Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Performance-Based Awards, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends.  The applicable Award Agreement shall specify the circumstances in which Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Performance-Based Awards.
13.5 Performance Conditions.
The right of a Grantee to exercise or to receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such performance goals, business criteria, and other measures of performance, with or without adjustment, as it may deem appropriate in establishing any performance conditions.
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14.	FORMS OF PAYMENT
14.1 General Rule.
Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.
14.2 Surrender of Shares of Stock.
To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.
14.3 Cashless Exercise.
To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option and payment of any withholding taxes described in Section 18.3 may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and/or any withholding taxes described in Section 18.3.
14.4 Other Forms of Payment.
To the extent that the applicable Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option, for the purchase price, if any, for Restricted Stock, or for any withholding taxes described in Section 18.3 may be made in any other form that is consistent with Applicable Laws, including (a) with respect to the purchase price of Restricted Stock only, Service rendered or to be rendered by the Grantee thereof to the Company or an Affiliate and (b) with the consent of the Committee, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or purchase price and/or the applicable tax withholding amount.
15.	REQUIREMENTS OF LAW
15.1 General.
The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, an Affiliate, or any other Person of any provision of the Company’s certificate of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, sold, or issued to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award.  Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act.  Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive.  The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws.  As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
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15.2 Rule 16b-3.
During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee and shall not affect the validity of the Plan.  In the event that such Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.
16.	EFFECT OF CHANGES IN CAPITALIZATION
16.1 Changes in Stock.
If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of Capital Stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of Capital Stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of Capital Stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.  Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of Capital Stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.
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16.2 Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.
Subject to Section 16.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the Capital Stock to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price of any outstanding Option or SAR so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares of Capital Stock subject to such Award, or received by the Grantee, as a result of such reorganization, merger, or consolidation.  In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 16.2, Performance-Based Awards shall be adjusted, including any adjustment to the performance conditions applicable to such Awards deemed appropriate by the Committee and including any adjustment so as to apply to the Capital Stock that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.
16.3 Change in Control in which Awards are not Assumed.
Upon the occurrence of a Change in Control in which outstanding Awards are not being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent not assumed, continued, or substituted for:
(a) Immediately prior to the occurrence of such Change in Control, in each case with the exception of Performance-Based Awards, all outstanding shares of Restricted Stock, and all Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights shall be deemed to have vested, and all shares of Stock and/or cash subject to such Awards shall be delivered; and either or both of the following two (2) actions shall be taken:
(i) At least fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days.  Any exercise of an Option or SAR during this fifteen (15)-day period shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and upon consummation of such Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (ii) below) as determined by the Committee in its sole discretion.  The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders;
and/or
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(ii) The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash, Capital Stock or other property having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Options or SARs.
(b) For Performance-Based Awards, such Performance-Based Awards shall either (i) be treated as though target performance has been achieved or (ii) be determined based on achievement of actual performance as of a date reasonably proximal to the date of consummation of the Change in Control (based on pro-rated performance conditions through such date) as determined by the Committee, in its sole discretion, in each case, whichever approach results in the greater number of Performance-Based Awards vesting or becoming earned.  After application of this Section 16.3(b), if any Awards arise from application of this Section 16.3(b), such Awards shall be settled under the applicable provision of Section 16.3(a).
(c) Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.
16.4 Change in Control in which Awards are Assumed.
Upon the occurrence of a Change in Control in which outstanding Awards are being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent assumed, continued, or substituted for:
(a) The Plan and the Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Awards, or for the substitution for such Awards of new stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, dividend equivalent rights, or other equity-based awards relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights.
(b) In the event a Grantee’s Award is assumed, continued, or substituted upon the consummation of any Change in Control and the Grantee’s employment is terminated by the Company without Cause within the twenty-four (24)-month period following the consummation of such Change in Control, the Grantee’s Award will become fully vested as of such termination and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine (but in no event later than the original expiration date of the Award).
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16.5 Adjustments.
Adjustments under this Section 16 related to shares of Stock or other Capital Stock of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.  No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.  The Committee may provide in the applicable Award Agreement as of the Grant Date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 16.1, 16.2, 16.3, and 16.4.  This Section 16 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.
16.6 No Limitations on Company.
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.
17.	PARACHUTE LIMITATIONS
If any Grantee is a Disqualified Individual, then, notwithstanding any other provision of the Plan or of any Other Agreement to the contrary and notwithstanding any Benefit Arrangement, any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:
(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a Parachute Payment; and
(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.
Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments, then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock, Restricted Stock Units, or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments, in each case with the payments to be made furthest in the future being reduced first.
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18.	GENERAL PROVISIONS
18.1 Disclaimer of Rights.
No provision in the Plan, any Award, or any Award Agreement shall be construed (a) to confer upon any individual the right to remain in the Service of the Company or an Affiliate, (b) to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any Person at any time, or (c) to terminate any Service or other relationship between any Person and the Company or an Affiliate.  In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service.  The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein.  The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
18.2 Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determine desirable.
18.3 Withholding Taxes.
(a) The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award.  At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed.  Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee.  The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation.  The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined.  A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
27

(b) The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdictions).
18.4 Captions.
The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
18.5 Construction.
Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”
18.6 Other Provisions.
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
18.7 Number and Gender.
With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.
18.8 Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
18.9 Governing Law.
The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
18.10 Section 409A of the Code.
(a) The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A.  Any payments described in the Plan that are due within the Short-Term Deferral Period will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s Separation from Service will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).
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(b) Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).  If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A.  No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.
(c) Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.
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APPENDIX B

Reconciliation of non-GAAP to GAAP Measures

	2025	2024
Earnings per share, Excluding sale of Braavo assets, net of legal fees and merger and acquisition costs
Net Income - GAAP	$ 36,572	$ 27,818
After tax gain on sale of Braavo, net of legal fees	-	(712)
After tax provision associated with Braavo loans remaining after sale	-	1,427
Net income excluding one time items - Non-GAAP	$ 36,572	$ 28,533
Number of shares used in computation - basic	4,797,520	4,797,258

Basic earnings per share	$ 7.62	$ 5.80
After tax gain on sale of Braavo, net of legal fees	-	(0.15)
After tax provision associated with Braavo loans remaining after sale	-	0.30
Basic earnings per share, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax, and merger and acquisition costs - Non-GAAP	$ 7.62	$ 5.95

	2025	2024
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$ 317,676	$ 290,094
Average Intangible Assets	(88,308)	(89,031)
Average Tangible Equity - Non-GAAP	229,368	201,063
Net Income - GAAP	$ 36,572	$ 27,818
Annualized Return on Average Tangible Equity Non-GAAP	15.94%	13.84%

	2025	2024
Return on Average Assets and Equity Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale and merger and acquisition costs
Net Income - GAAP	$ 36,572	$ 27,818
After tax gain on sale of Braavo, net of legal fees	-	(712)
After tax provision associated with Braavo loans remaining after sale	-	1,427
Net income excluding one time items - Non-GAAP	$ 36,572	$ 28,533
Average Assets	3,021,591	2,981,322
Annualized Return on Average Assets-GAAP	1.21%	0.93%
Return on Average Assets and Equity Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale and merger and acquisition costs	1.21%	0.96%

Average Stockholders Equity - GAAP	$ 317,676	$ 290,094
Annualized Return on Average Stockholder’s Equity-GAAP	11.51%	9.59%
Annualized Return on Average stockholders equity, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax and merger and acquisition costs - Non-GAAP	11.51%	9.84%

Reconciliation of Net Charge-offs to Average Loans	$ 781	$ 2,630
Braavo related charge-offs	-	2,445
	$ 781	$ 185

Average Loans	$ 2,313,717	$ 2,293,304

Net Charge-offs to average loans	0.03%	0.11%
Net Charge-offs to average loans, excluding Braavo Charge-offs	0.03%	0.01%

PROXY CARD

CITIZENS FINANCIAL SERVICES, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

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CITIZENS FINANCIAL SERVICES, INC.

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